SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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AGNC Investment Corp.

(Name of Registrant as Specified in its Charter)

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AGNC INVESTMENT CORP.

NOTICE OF 2018 ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON APRIL 19, 2018

DATE AND TIME:	Thursday, April 19, 2018, at 9:00 a.m., Eastern Time

PLACE:	Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814

ITEMS OF BUSINESS:	1)	To elect the Board of Directors, with each director serving a one-year term and until his or her successor is elected and qualified;
	2)	To consider and vote upon an amendment to our Amended and Restated Certificate of Incorporation to increase the total authorized number of shares of common stock from 600,000,000 to 900,000,000;
	3)	To approve an advisory resolution on executive compensation;
	4)	To consider and vote upon the ratification of the appointment of Ernst & Young LLP to serve as our independent public accountant for the year ending December 31, 2018; and
	5)	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.
In addition, there will be a presentation on our business, and stockholders will have an opportunity to ask questions.

WHO CAN VOTE:	You are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment of the Annual Meeting if you were a common stockholder of record at the close of business on February 26, 2018.

VOTING:	Your vote is important and we urge you to vote. You may vote in person at the Annual Meeting, or authorize a proxy to vote, by telephone, through the internet, or by mailing your completed proxy card (or voting instruction form, if you hold your shares through a broker, bank, or other nominee). See Question 5 of “Questions and Answers About the 2018 Annual Meeting and Voting” in the accompanying proxy statement for additional information regarding voting.
MEETING ADMISSION:	If you wish to attend the Annual Meeting in person, we request that you register in advance with our Investor Relations department by following the instructions set forth in response to Question 14 of “Questions and Answers About the 2018 Annual Meeting and Voting” in the accompanying proxy statement.

DATE OF DISTRIBUTION:	This notice, the proxy statement, the accompanying proxy card, and our annual report to stockholders, which includes our annual report on Form 10-K with audited financial statements for the year ended December 31, 2017, are first being sent to our common stockholders on or about March 9, 2018.

BY ORDER OF THE BOARD OF

DIRECTORS,

Kenneth L. Pollack

Senior Vice President and Secretary

March 9, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 19, 2018

This proxy statement and our annual report to stockholders, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2017, are available free of charge on the internet at www.AGNC.com/2018proxymaterials.

PROXY STATEMENT

This proxy statement contains information about the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of AGNC Investment Corp., a Delaware corporation (“AGNC,” the “Company,” “we,” “our,” and “us”).

AGNC Investment Corp. At a Glance	1

The AGNC Difference	1

Board and Governance Matters	5

Board Leadership Structure	5
Corporate Governance	5
Committees of the Board of Directors	6
Board and Committee Meetings	8
Strategy and Risk Oversight	8
Director Compensation	10
Stock Ownership Guidelines	12
Director Nomination Process	12
Board Membership Criteria	13
Director Resignation Policy	13
Certain Transactions with Related Persons	13
Compensation Committee Interlocks and Insider Participation	15

Proposal 1: Election of Directors	16

Summary of our Board’s Industry and Functional Expertise	16
Director Nominee Biographies and Qualifications	17
Conclusion and Recommendation; Vote Required	20

Proposal 2: Approval of the Amendment to Our Amended and Restated Certificate of Incorporation to Increase the Authorized Number of Shares of Common Stock	21

General Information	21
Background and Reasons	21
Potential Effect	22
Conclusion and Recommendation; Vote Required	23

Proposal 3: Advisory Resolution on Executive Compensation	24

General Information	24
Conclusion and Recommendation; Vote Required	24

Proposal 4: Ratification of Appointment of Independent Public Accountant	25

Independent Public Accountant’s Fees	25
Pre-Approval Policy	25
Conclusion and Recommendation; Vote Required	26

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AGNC INVESTMENT CORP. AT A GLANCE

AGNC INVESTMENT CORP. AT A GLANCE

AGNC Investment Corp. is an internally-managed real estate investment trust (“REIT”) that invests predominantly in residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government-sponsored entity or a U.S. Government agency (referred to as “Agency” securities). AGNC is a private source of capital supporting the U.S. housing market.

(1)	Information is as of December 31, 2017.
(2)	Portfolio includes forward purchases of Agency securities in the “to-be-announced” (“TBA”) market.

THE AGNC DIFFERENCE

AGNC combines a track-record of strong financial performance with one of the lowest-cost operating structures in the residential mortgage REIT industry. The value proposition for our stockholders is as follows:

Strong Financial Performance

In 2017, AGNC generated an economic return of 12.1% for the year, comprised of $2.16 in dividends per common share and a $0.19 per common share improvement in tangible net book value per common share, and produced a total stock return of 23.7%.1 Since our May 2008 initial public offering (“IPO”) through December 31, 2017, AGNC has declared $37.16 in cumulative dividends per common share, or a total of $7.5 billion in dividends paid to our stockholders and has generated a total stock return of 356%, compared to

[1]	Economic return is measured from December 31, 2016 through December 31, 2017. Total economic return represents the change in tangible net book value per common share and dividends declared on common stock during the period over the beginning tangible net book value per common share. Total stock return is measured from December 31, 2016 through December 31, 2017. Total stock return over a period includes price appreciation and dividend reinvestment; dividends are assumed to be reinvested at the closing price of the security on the ex-dividend date. Source: Public filings and S&P Global Market Intelligence.

Exchange Nasdaq: AGNC Headquarters Bethesda, MD IPO Date May 2008 # Employees 56 Total Portfolio $72.8 Billion(1) Market Cap $7.9 Billion(1) Dividend Yield 10.7%(1) Structure AGNC is an internally-managed REIT As a REIT, AGNC is generally not subject to U.S. federal or state corporate taxes to the extent that we make distributions of annual taxable income to our stockholders on a timely basis We intend to distribute substantially all of our taxable income to our stockholders as dividends Investment Focus AGNC invests primarily in Agency residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government-sponsored entity, such as Fannie Mae and Freddie Mac, or a U.S. Government agency, such as Ginnie Mae AGNC may also invest in other types of mortgage and mortgage-related securities, such as credit risk transfer securities and non-Agency residential and commercial mortgage-backed securities

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THE AGNC DIFFERENCE

123% for our Agency-focused residential mortgage REIT peers (collectively, the “Agency REIT Peer Group”) and 134% for the S&P 500.2

Residential Mortgage REIT Total Stock Returns

Since AGNC’s May 2008 IPO(1)	Dec 31, 2016 – Dec 31, 2017(2)

(1)	Total stock return is measured from IPO through December 31, 2017. Source: S&P Global Market Intelligence.
(2)	Total stock return is measured from December 31, 2016 through December 31, 2017. Source: S&P Global Market Intelligence.
(3)	Agency REIT Peer Group. Average total stock return is based upon a simple unweighted average of the peer group.
(4)	Average total stock return is based upon a simple unweighted average of the residential mortgage REIT universe. The residential mortgage REIT universe is unweighted and includes AG Mortgage Investment Trust, Inc. (“MITT”), Annaly Capital Management, Inc. (“NLY”), Anworth Mortgage Asset Corporation (“ANH”), ARMOUR Residential REIT, Inc. (“ARR”), Capstead Mortgage Corporation (“CMO”), Cherry Hill Mortgage Investment Corp. (“CHMI”), Chimera Investment Corporation (“CIM”), CYS Investments, Inc. (“CYS”), Dynex Capital, Inc. (“DX”), Ellington Residential Mortgage REIT (“EARN”), Five Oaks Investment Corp. (“OAKS”), Great Ajax Corp. (“AJX”), Invesco Mortgage Capital Inc. (“IVR”), MFA Financial, Inc. (“MFA”), MTGE Investment Corp. (“MTGE”), New Residential Investment Corp. (“NRZ”), New York Mortgage Trust, Inc. (“NYMT”), Orchid Island Capital, Inc. (“ORC”), PennyMac Mortgage Investment Trust (“PMT”), Redwood Trust, Inc. (“RWT”), Two Harbors Investment Corp. (“TWO”), and Western Asset Mortgage Capital Corporation (“WMC”) (collectively referred to herein as the “Resi mREIT Universe”).

[2]	Total stock return was calculated from AGNC’s IPO date through December 31, 2017. Total stock return over a period includes price appreciation and dividend reinvestment; dividends are assumed to be reinvested at the closing price of the security on the ex-dividend date. For Agency-focused residential mortgage REIT peer comparison purposes, AGNC’s peer group is unweighted and includes Annaly Capital Management, Inc. (“NLY”), Anworth Mortgage Asset Corporation (“ANH”), ARMOUR Residential REIT, Inc. (“ARR”), Capstead Mortgage Corporation (“CMO”), and CYS Investments, Inc. (“CYS”). Source: S&P Global Market Intelligence.

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THE AGNC DIFFERENCE

Highly Efficient Operating Cost Structure

Operating costs and fees are a significant consideration for investors in evaluating investment alternatives because of their impact on investment returns. As a result of the acquisition of our external manager in July 2016 (a process we refer to as the “Internalization” and which is discussed in greater detail on page 34), AGNC has one of the lowest operating cost structures among residential mortgage REITs. Projected annual operating expenses, net of the fee income earned from the management of MTGE Investment Corp. (“MTGE”), are expected to be approximately 70 basis points of stockholders’ equity, or less than 10 basis points of total assets on an annual basis.3 On a per-asset basis, AGNC’s net operating cost is in-line with low-cost bond exchange-traded funds, which are passive, unlevered, and unhedged investment vehicles.

Disciplined Risk Management

AGNC utilizes a comprehensive actively managed approach to risk management that emphasizes careful asset selection, hedging with swaps, swaptions, and U.S. Treasury securities upon asset acquisition, and ongoing portfolio rebalancing. AGNC adjusts the size and composition of hedge instruments based on the risks inherent in our assets for given market environments. Mortgage spread risk is a significant unhedged component of our business. AGNC uses asset selection and leverage to manage the magnitude of this exposure.

Transparency for our Stockholders

AGNC provides significant financial disclosure and transparent communications to its stockholders through monthly estimates of tangible net asset value, or tangible net book value, which gives our stockholders visibility into intra-quarter model estimates and greater clarity. AGNC also pays monthly common stock dividends, as opposed to the quarterly dividends that are more common in the residential mortgage REIT industry. In addition, AGNC provides periodic disclosure regarding assets and hedge composition, as well as model estimates of interest rate and mortgage spread exposure, allowing investors to evaluate performance through various interest rate and spread scenarios.

[3]	The estimated future net operating expense ratio for AGNC is based on projected operating costs, including compensation and benefits and general and administrative expenses (“G&A”), excludes non-cash amortization charges associated with the Internalization, and is net of management fee income from MTGE.

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THE AGNC DIFFERENCE

Liquidity and Scale

AGNC is the largest internally-managed and second largest residential mortgage REIT overall by market capitalization, stockholders’ equity, and assets, which provides favorable liquidity and the benefits of scale to our stockholders.

Residential Mortgage REIT Market Capitalizations(1) and Average Daily Trading Volumes(2)

(1)	Market capitalizations are as of December 31, 2017. Source: S&P Global Market Intelligence.
(2)	Average daily trading volumes are for the year ended December 31, 2017. Source: Bloomberg.
(3)	Reflects the median of the Resi mREIT Universe.

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BOARD AND GOVERNANCE MATTERS

BOARD AND GOVERNANCE MATTERS

Our Board of Directors is currently comprised of four independent directors and one affiliated director. The following table sets forth the current members of our Board of Directors and their committee membership:

Name	Director Since	Executive	Audit(1)	Compensation and Corporate Governance(2)
Gary D. Kain	2016	✓
Morris A. Davis*	2008		✓	Chair
Larry K. Harvey*	2008	✓	Chair	✓
Prue B. Larocca*	2013	Chair	✓	✓
Paul E. Mullings*	2016		✓	✓

*	Director is “independent” as defined in Rule 5605(a)(2) of The Nasdaq Listing Rules (the “Nasdaq rules”).
(1)	Each member of the Audit Committee is “independent” as defined in Rules 5605(a)(2) and 5605(c)(2) of the Nasdaq rules and Rule 10A-3 of the Securities Exchange Act of 1934 as amended (the “Exchange Act”). The Board of Directors has determined that Mr. Harvey is an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”)).
(2)	Each member of the Compensation and Corporate Governance Committee is “independent” as defined in Rules 5605(a)(2) and 5605(d)(2) of the Nasdaq rules.

Board Leadership Structure

Ms. Larocca has served as our Chair and lead independent director since May 2016, and Mr. Kain has served as our Chief Executive Officer since March 2016. We recognize the importance of strong independent leadership on our Board of Directors (the “Board” or “Board of Directors”) and believe that separating the positions of Chair and Chief Executive Officer is the best corporate governance leadership structure for us at this time. Our Board has determined that all of the current directors, except Mr. Kain, are “independent” as defined in the Nasdaq rules.

It is our Board’s policy as a matter of good corporate governance to have our independent directors meet regularly without persons who are members of management or employee directors present to facilitate the Board’s effective independent oversight of management. Presently, our independent directors meet during our Board’s quarterly in-person meetings and may hold additional meetings at the request of the Chair or any other independent director.

Each of our Board’s Audit Committee and Compensation and Corporate Governance Committee (“Compensation Committee”) is composed entirely of independent directors. These independent committees of our Board also have the authority under their respective charters to hire independent advisors and consultants, at our expense, to assist them in performing their duties. A majority of our Board’s Executive Committee consists of independent directors.

Corporate Governance

Our Board has developed corporate governance practices to help it fulfill its responsibility to stockholders to oversee the work of management in the conduct of our business. The governance practices are memorialized in corporate governance guidelines to assure that the Board will have the necessary authority and

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BOARD AND GOVERNANCE MATTERS

practices in place to review and evaluate our business operations as needed and to make decisions that are independent of management. These guidelines, together with our Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”), Third Amended and Restated By-laws, as amended (our Bylaws”), and committee charters of the Audit Committee and the Compensation Committee, form the basis for our governance practices. All of these documents are available in the Investors section of our web site at www.AGNC.com.

CORPORATE GOVERNANCE HIGHLIGHTS:

•	Annual election of directors
•	Directors elected by majority, not plurality, voting
•	Resignation policy for directors who do not receive a majority vote
•	Four of five directors are independent
•	Chair is independent
•	All AGNC directors serve on two or fewer public company boards
•	Regular meetings of independent directors without members of management or affiliated directors
•	Stock ownership guidelines for directors and our most senior executive officers
•	Anti-Hedging and Pledging Policy for Executive Officers and Directors
•	Clawback policy for compensation
•	Strong pay-for-performance philosophy
•	No stockholder rights plan or “poison pill”
•	Comprehensive Code of Ethics and Conduct and Corporate Governance Guidelines
•	Annual Board and Committee Self-Evaluations
•	100% attendance for Board meetings and committee meetings in 2017
•	Membership in the National Association of Corporate Directors (the “NACD”), a leading authority on corporate boardroom and governance practices

Committees of the Board of Directors

Our Board’s principal standing committees and their primary functions are described below.

Executive Committee

This committee has the authority to exercise all powers of the Board except for actions that must be taken by the full Board of Directors under Delaware law or our Certificate of Incorporation or Bylaws.

Audit Committee

This committee assists the Board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;
•	the adequacy of our internal controls over financial reporting, including information technology security and controls relating to the preparation of our financial statements;
•	our internal audit department and their annual scope of work;
•	our compliance with legal and regulatory requirements;

•	compliance with our Code of Ethics and Conduct (“Code of Ethics”);

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our independent registered public accounting firm and any internal auditors.

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BOARD AND GOVERNANCE MATTERS

The Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing the plans and results of the audit engagement with the independent registered public accounting firm, approving professional services provided by the independent registered public accounting firm, and considering the range of audit and non-audit fees. The committee’s meetings include, whenever appropriate, executive sessions with our independent external auditors, without the presence of management.

Compensation and Corporate Governance Committee

This committee’s principal functions are to:

•	Oversee and review our compensation practices with respect to our executive officers, employees, and members of the Board of Directors and make recommendations to the Board on these matters;
•	set the terms of employment of our executive officers, including our CEO;
•	administer our equity and incentive plans to the extent delegated authority by the Board of Directors;
•	provide general oversight of our compensation structure, including any compensation plans;
•	regularly evaluate and report to the Board on executive and director succession plans;
•	identify and engage in leadership development opportunities for management and the Board of Directors;
•	monitor and facilitate our governance, including membership of the Board of Directors and operations pursuant to our Corporate Governance Guidelines;
•	review and evaluate the sufficiency of our Code of Ethics;
•	oversee evaluation of our Board, committees of the Board of Directors, and management; and
•	produce a report on executive compensation required to be included in our proxy statement for our annual meetings.

The Compensation Committee also serves as the Board of Director’s standing nominating committee and as such performs the following functions:

•	identifying, recruiting, and recommending to the Board of Directors qualified candidates for election as directors and recommending a slate of nominees for election as directors by our common stockholders at the annual meeting of stockholders;

•	developing and recommending to the Board of Directors corporate governance guidelines, including the committee’s selection criteria for director nominees;

•	recommending to the Board nominees for each committee of the Board; and

•	annually facilitating an assessment of the Board of Directors’ performance as a whole and of the individual directors and making reports thereon to the Board of Directors.

Under its charter, the Compensation Committee has the authority to select, retain, and terminate compensation consultants. In 2016, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) to provide a comprehensive review of non-employee director compensation and advise it on post-Internalization executive compensation. The Compensation Committee continued its engagement of FW Cook in 2017 to assist with the review and evaluation of executive compensation and compensation of our non-employee directors.

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BOARD AND GOVERNANCE MATTERS

Board and Committee Meetings

Under our Bylaws and Delaware law, the Board of Directors and its committees are permitted to take actions at regular or special meetings and by written consent. The Board of Directors generally holds regular quarterly meetings and meets on other occasions as necessary. The Board of Directors held nine regular and special meetings during 2017. In addition, the independent directors also met separately in executive sessions to discuss various matters, including our performance and the performance of our Chief Executive Officer and other executive officers.

Each of the Audit Committee and the Compensation Committee schedules regular meetings to coincide with the quarterly in-person meetings of the Board of Directors and also meets at the request of senior management or at such other times as its Chair determines. The Chair of each Committee, in consultation with our Secretary, sets the agendas for the meetings. Each committee reports to the Board of Directors on its activities at the next regularly scheduled Board of Directors meeting following its committee meetings and when appropriate. During 2017, the Audit Committee held five meetings and the Compensation Committee held six meetings.

Each of our directors attended all of the meetings of the Board of Directors and committees on which he or she served in 2017. Although we do not have a policy on director attendance at the Annual Meeting, directors are encouraged to attend the Annual Meeting. Each of our directors attended the 2017 Annual Meeting in person.

Strategy and Risk Oversight

Our Board of Directors is responsible for the general oversight of the Company, including our strategic direction, the performance of our executive officers, and the Company’s risk management processes, to assure that the long-term interests of our stockholders are being served. In performing this oversight function, the Board, directly or through its standing committees, regularly reviews and discusses our corporate strategy and our material strategic, operational, financial, compensation, and compliance risks with senior management.

The Company believes that the Board’s role in strategy and risk management oversight is effective and appropriate. The Board receives updates at each regular meeting on the Company’s performance, market conditions, and other recent developments, including, among other things, the risks and opportunities facing us, as well as the strategies used to hedge the Company’s exposure to market risks, including interest rate, prepayment, and extension risks. The Board periodically reviews and discusses with management and in executive session our near and longer run strategic direction. The Board has also adopted, and regularly reviews our compliance with, various policies and procedures addressing other operational risks.

The Board believes the risk of cybersecurity is an enterprise-wide concern impacting people, processes, and operations, and in light of the pervasive and increasing threat from cyber attached to all companies, the Board believes oversight of this risk is appropriately allocated to the full Board. The Board has evaluated with management the threat to the Company after considering our operations and the types of data retained on our systems. Although our primary business involves investment in mortgages and mortgage-related instruments, we do not receive personal information on individual mortgage borrowers as part of our regular operations, as we do not perform mortgage servicing, maintain customer accounts, or provide any direct mortgage lending. The Company also contracts with third party security firms to provide threat detection and conduct annual testing on our systems. The Board reviews cybersecurity and receives reports from the Company’s Senior Vice President for Information Technology on an annual basis. The Board may also receive additional updates or reports from management as necessary.

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BOARD AND GOVERNANCE MATTERS

The Board of Directors also recognizes the importance of effective executive leadership to our success and is actively engaged in overseeing succession planning. The Board of Directors and the Compensation Committee routinely review staffing for critical roles, considering the operational needs of the Company and the potential leadership, industry knowledge, and investment skills of existing employees. Executives and other key employees in the Company are given exposure to the Board of Directors during meetings and other events to assist with their development and the Board’s evaluation. In addition, the Board of Directors is regularly updated on management’s strategies for recruiting, developing, and retaining outstanding personnel and minimizing employee turnover, as applicable.

The Board of Directors has delegated certain risk management oversight responsibility to its committees as follows:

•	Regulatory Compliance Risk: The Board of Directors, both directly and through the Audit Committee, receives regular reports from the Company’s legal, accounting, and internal audit representatives on regulatory matters, including the Company’s compliance with its REIT qualification and exemption from the Investment Company Act of 1940, compliance with our Code of Ethics, and our advisory subsidiary’s compliance with the Investment Advisers Act of 1940.

•	Financial and Accounting Risk: The Audit Committee oversees the Company’s management of its financial, accounting, internal controls, and regulatory compliance through regular meetings with our Chief Financial Officer, senior representatives of the Company’s accounting, tax, internal audit, and legal departments, and representatives of the Company’s independent public accountant.

•	Litigation Risk: The Compensation Committee monitors the Company’s litigation, if any.
•	Compensation and Benefit Plan Risk: The Compensation Committee considers the extent to which our compensation and benefit plan programs may create risk for the Company.

•	Governance Risk: The Compensation Committee also oversees risks related to Board organization, membership, structure, and corporate governance.

•	Succession Planning Risk: The Compensation Committee is responsible for ensuring that a succession plan is in place for our executive officers and other key employees.

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BOARD AND GOVERNANCE MATTERS

A diagram of our Board’s allocation of risk management responsibility is as follows:

Director Compensation

The Compensation Committee periodically reviews the form and amount of compensation paid to our independent directors against peer companies and general industry data and makes recommendations for adjustments, as appropriate, to the full Board of Directors. The Compensation Committee regularly consults with FW Cook, which conducts assessments of the competitiveness of our non-employee director compensation levels relative to comparable companies and provides advice on the design and structure of the program to ensure it remains consistent with corporate governance best practices. FW Cook also provides the Committee general market information, as well as information on recent trends and developments in non-employee director compensation.

As described in more detail below, we compensate our independent directors with cash retainers and equity-based awards. Directors who are employees of the Company or our subsidiaries do not receive any compensation from us for service as a member of the Board of Directors although we reimburse all of our directors for travel expenses incurred in connection with Board and committee meetings and Board-related functions.

Independent directors are paid a cash retainer for service on the Board of Directors at the rate of $100,000 per year, payable quarterly in advance. The Chair of our Audit Committee receives an additional annual retainer of $25,000, payable quarterly in advance. Effective July 1, 2017, the Chair of our Compensation Committee receives an additional annual retainer of $25,000, and our Chair and lead independent director receives an additional annual retainer of $50,000, each payable quarterly in advance. Previously, independent directors serving in these leadership roles received an additional annual retainer of $10,000. In connection with the Internalization, our lead independent director also became the Chair of our Board of Directors, a position

Board of Directors Audit Committee Compensation and Corporate Governance Committee Strategic Risk Investment Risk Operational Risk Cybersecurity Risk Financial and Accounting Risk Regulatory Compliance Risk Governance Risk Director Compensation Litigation Risk Board Organization, Membership and Structure Risk Equity Incentive Plan Executive Compensation Succession Planning Risk

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BOARD AND GOVERNANCE MATTERS

previously held by an interested director, leading to an increase in her responsibilities in setting the agenda and coordinating with management. Also as a result of the Internalization, the Compensation Committee became directly responsible for determining and overseeing the Company’s compensation programs, a task previously handled by our external manager. After completing a review of compensation paid to independent directors serving in similar positions at comparable companies and in consultation with FW Cook, the Board concluded that these increases were reasonable in light of the increases in responsibility and work required of each role.

The Board believes that a substantial portion of director compensation should consist of equity-based compensation to assist in aligning the long-term interests of our directors with those of our stockholders. On April 20, 2017, each of our independent directors received 6,050 restricted stock units (“RSUs”) under the AGNC Investment Corp. 2016 Equity and Incentive Compensation Plan (the “2016 Plan”), which is described in more detail below. The RSUs vest on May 20, 2018, subject to the director’s continued service on our Board of Directors through the vesting date. Each RSU represents the right to receive an equivalent number of shares of our common stock, plus dividend equivalents, subject to the terms of the 2016 Plan.

The following table sets forth the compensation received by each independent director during 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Morris A. Davis	117,500	125,000	242,500
Larry K. Harvey	125,000	125,000	250,000
Prue B. Larocca	130,000	125,000	255,000
Paul E. Mullings	100,000	125,000	225,000

(1)	The amounts reported in the “Stock Awards” column represent the grant date fair value of each award granted calculated in accordance with Financial Accounting Standards Board ASC Topic 718, Compensation-Stock Compensation (“ASC 718”), as required by Securities and Exchange Commission (“SEC”) regulations. Each award represents the right to receive 6,050 shares of common stock (calculated by dividing the value of the award by the closing price of a share of common stock on the grant date, which was $20.66 on April 20, 2017). As of December 31, 2017, in connection with these awards, each of Ms. Larocca, Dr. Davis, and Messrs. Harvey and Mullings had unvested RSUs relating to 6,482 shares of common stock, including dividend equivalents on the RSUs.

The 2016 Plan

The 2016 Plan authorizes the Compensation Committee to provide equity-based compensation in the form of stock options, appreciation rights, restricted shares, restricted stock units, performance shares, performance units, dividend equivalents, and certain other awards denominated or payable in, or otherwise based on, shares of common stock, plus cash incentive awards, for the purpose of providing our non-employee directors, officers, and other employees, and those of our subsidiaries, incentives and rewards for service or performance. The 2016 Plan places a limit on the dollar value of awards that may be made to a director in any year. The grant agreements for grants awarded under the 2016 Plan permit members of our Board of Directors to defer distribution of their awards for a period of up to ten years.

Independent Director Plan

In connection with our IPO, we established the American Capital Agency Corp. Equity Incentive Plan for Independent Directors (the “Independent Director Plan”), which provided for the issuance of equity-based awards, including stock options, restricted stock, restricted stock units, unrestricted stock awards, and other

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BOARD AND GOVERNANCE MATTERS

awards based on our common stock that may be made by us to our independent directors. The Independent Director Plan was terminated when our stockholders approved the 2016 Plan on December 9, 2016, except with respect to then outstanding awards. Restricted stock units awarded under the Independent Director Plan conferred to the participant the right to receive cash, common stock, or other property, as determined by the plan administrator, having a value equal to the number of shares of our common stock that were subject to the award. The holders of awards of restricted stock units were entitled to receive dividend equivalents, which in either case could be payable immediately or on a deferred basis, and could elect to defer distribution of their equity-based awards for a period of up to ten years.

Stock Ownership Guidelines

Our Board of Directors believes that directors more effectively represent the best interests of the Company if they are stockholders themselves. Thus, independent directors are encouraged to own shares of our common stock equal in value to three times the annual cash Board retainer (which is $100,000) within the later of five years of joining the Board or January 24, 2022. Shares of deferred or restricted stock or units (both vested and unvested, and including shares for which a deferral election was made) granted to directors under the Independent Director Plan and the 2016 Plan are included in determining the number of shares held for this purpose. Until the stated minimum is met, each independent director must retain at least 50% of the shares of common stock received upon vesting, net of any shares withheld or sold to pay or reimburse taxes on such income.

In addition, our Board of Directors has adopted a policy prohibiting our directors and executive officers from any hedging, pledging, or entering into margin loans with respect to any shares of our common stock (regardless of whether such stock is owned directly or indirectly, as such terms are used in the SEC rules promulgated under the Exchange Act) or from engaging in short sales of our common stock or otherwise entering into any other transaction or derivative agreement where he or she would earn a profit based on a decline of our stock price.

The following table sets forth the total stock ownership of our independent directors, including beneficially owned, unvested, and deferred shares, as calculated pursuant to our stock ownership guidelines as of February 26, 2018:

Name	Beneficially Owned Shares (#)	Unvested Shares (#)	Deferred Shares (#)
Morris A. Davis	0	6,605	12,795
Larry K. Harvey	17,500	6,605	21,390
Prue B. Larocca	6,482	6,605	17,392
Paul E. Mullings	0	6,605	0

Director Nomination Process

Nominations for election to the Board of Directors may be made by the Compensation Committee or by any common stockholder entitled to vote for the election of directors. Candidates recommended by common stockholders will be evaluated by the Compensation Committee under the same criteria that are applied to other candidates.

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BOARD AND GOVERNANCE MATTERS

Board Membership Criteria

Although there is not a formal list of qualifications, in discharging its responsibilities to nominate candidates for election to the Board of Directors, the Compensation Committee endeavors to identify, recruit, and nominate candidates based on the following eligibility and experience criteria: a candidate’s integrity and business ethics, strength of character, judgment, experience, and independence, as well as factors relating to the composition of the Board of Directors, including its size and structure, the relative strengths and experience of current directors, and principles of diversity, including diversity of experience, personal and professional backgrounds, race, gender, and age. Although the committee does not have formal objective criteria for diversity on our Board of Directors, it is one of the factors the committee considers in its evaluation. In nominating candidates to fill vacancies created by the expiration of the term of a member of the Board of Directors, the committee determines whether the incumbent director is willing to stand for re-election. If so, the committee evaluates his or her contributions to determine suitability for continued service, taking into consideration its criteria for Board candidates, the Board evaluation process and other perceived needs of the Board. The Company maintains a corporate membership in the NACD, which provides each director with access to continuing education, research materials, and publications relating to corporate governance, board leadership, and other topical information.

Director Resignation Policy

Our Bylaws require a candidate in an uncontested election for director to receive a majority of the votes cast in order to be elected as a director. Under this provision, each vote is specifically counted “for” or “against” the director’s election, unless a common stockholder abstains from voting with respect to the matter. Thus, a director nominee is required to receive more votes “for” than “against” to be elected. Pursuant to Delaware law, a director shall remain in office until his or her successor is elected and qualified even if the director has not received a vote sufficient for re-election. Thus, a corporation could have a “holdover” director. However, pursuant to our Board-approved director resignation policy, an incumbent director must tender his or her resignation to the Board of Directors if the director is nominated but not re-elected. The policy also requires the Compensation Committee to make a recommendation to the full Board of Directors on whether to accept or reject the resignation, and the full Board of Directors to make that determination. The Board of Directors would publicly disclose its decision within 90 days after receipt of the tendered resignation.

Any director who tenders his or her resignation pursuant to this policy may not participate in the Compensation Committee recommendation or Board of Directors action regarding whether to accept the resignation offer. If each member of the Compensation Committee does not receive a vote sufficient for re-election, then the independent directors who did receive a sufficient vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board of Directors whether to accept them. If only three or fewer directors receive a sufficient vote for re-election, all directors (other than the director who tendered the resignation under review) may participate in the action regarding whether to accept the resignation offers.

Certain Transactions with Related Persons

Related Person Transaction Policies

Our Board of Directors has adopted a policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a

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BOARD AND GOVERNANCE MATTERS

participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our Secretary any related person transaction and all material facts about the transaction. Our Secretary would then assess and promptly communicate that information to the Compensation Committee. Based on its consideration of all of the relevant facts and circumstances, the Compensation Committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to the Compensation Committee, which will evaluate all options available, including ratification, revision, or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

Our Code of Ethics, which is reviewed by our Board of Directors and provided to all of our directors, officers, and employees, requires that all such persons avoid any situations or relationships that involve actual or potential conflicts of interest, or perceived conflicts of interest, between an individual’s personal interests and the interests of AGNC. Pursuant to our Code of Ethics, each of these persons must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to their supervisor or our chief compliance officer. If a conflict is determined to exist, the person must disengage from the conflict situation or terminate his or her provision of services to us. Our chief executive officer, chief financial officer, principal accounting officer, controller, directors and certain other persons who may be designated by our Board of Directors or its Audit Committee, whom we collectively refer to as our financial executives, must consult with our chief compliance officer with respect to any proposed actions or arrangements that are not clearly consistent with our Code of Ethics. In the event that a financial executive wishes to engage in a proposed action or arrangement that is not consistent with our Code of Ethics, the financial executive must obtain a waiver of the relevant provisions of our Code of Ethics in advance from our Audit Committee. We intend to post amendments to or waivers from the Code of Ethics (to the extent applicable to our financial executives) on our web site at www.AGNC.com.

Related Person Transactions

On July 1, 2016, we acquired AGNC Mortgage Management, LLC (“AMM”) from American Capital, Ltd. (“American Capital”) and American Capital’s wholly-owned subsidiary, American Capital Asset Management, LLC (“ACAM”) in the Internalization for a purchase price of $562 million. AMM is the parent company of our former manager and MTGE Management, LLC, the manager of MTGE Investment Corp. As part of the Internalization, we became internally-managed and ceased paying a management fee to a third-party manager. Certain of our former directors were directors and/or officers of American Capital and ACAM.

In connection with the Internalization, we entered into a Transition Services Agreement with American Capital, ACAM and AMM (the “Transition Services Agreement”). Most services under the Transition Services Agreement ended in 2016. However, American Capital’s provision of information technology software, hardware, and support services continued through June 30, 2017. The Company paid $783,500 to American Capital in 2017 for these IT-related services provided under the Transition Services Agreement. Other than these IT-related services, the Company received no other services in 2017 under the Transition Services Agreement, and the agreement was terminated on June 30, 2017.

As a result of the Internalization, our subsidiary, MTGE Management, LLC serves as the investment manager of MTGE pursuant to a management agreement. In 2017, we received $13.7 million in management fees in addition to reimbursements of certain expenses from MTGE. Certain officers of AGNC also serve as

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BOARD AND GOVERNANCE MATTERS

officers of MTGE and MTGE Management, LLC. In addition, Mr. Kain serves on the Board of Directors of MTGE. None of our officers receive any form of compensation from MTGE for their service as officers, and Mr. Kain receives no separate compensation for his service as a director of MTGE.

We have not entered into any other transactions in which any other related person of ours has any material interest.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during fiscal year 2017 served as an officer, former officer, or employee of ours or had a relationship disclosable under “Board and Governance Matters—Certain Transactions with Related Persons.” Further, during 2017, none of our executive officers served as:

•	a member of the compensation committee (or equivalent) of any other entity, one of whose executive officers served as one of our directors or was an immediate family member of a director, or served on our Compensation Committee; or

•	a director of any other entity, one of whose executive officers or their immediate family member served on our Compensation Committee.

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PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS

Pursuant to our Certificate of Incorporation, our common stockholders elect each of the members of the Board of Directors annually. The term of each director will expire at the Annual Meeting. Each director has been nominated by the Compensation Committee of the Board of Directors, in accordance with our Bylaws, to stand for re-election at the Annual Meeting and to serve as a director until our Annual Meeting to be held in 2019 and until his or her successor is elected and qualified. It is expected that each of the nominees will be able to serve, but if any such nominee is unable to serve for any reason, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees. A common stockholder using the enclosed form of proxy can vote for or against any or all of the nominees or may abstain from voting for any or all of the nominees.

We believe that all of our directors, each of whom is a nominee for re-election, possess the personal and professional qualifications necessary to serve as a member of our Board of Directors and collectively represent a balance of industry knowledge, skills and expertise. Our directors have been evaluated by the Compensation Committee pursuant to the guidelines described above under “Board and Governance Matters—Board Membership Criteria,” and the determination was made that each of them fulfills and exceeds the qualities that we look for in members of our Board of Directors. Mr. Kain is our Chief Executive Officer, President and Chief Investment Officer. Other than Mr. Kain, each of the nominees is independent as defined in the Nasdaq rules.

Summary of Our Board’s Industry and Functional Expertise

We believe that our Directors have a diversity of experience and a wide variety of skills and qualifications that strengthen their ability to provide guidance and oversight to the Company and management on behalf of stockholders. The following chart summarizes a number of the competencies currently represented by our Board members that we believe are important to their oversight of our operations.

Our Board’s Skills and Qualifications

LEADERSHIP / PUBLIC COMPANY GOVERNANCE FIXED INCOME MORTGAGE-BACKED SECURITIES HOUSING FINANCE RISK MANAGEMENT TALENT MANAGEMENT / EXECUTIVE COMPENSATION REGULATORY COMPLIANCE / LEGAL MONETARY POLICY / ECONOMY / INTEREST RATES 5 OUT OF 5 DIRECTORS 4 OUT OF 5 DIRECTORS 4 OUT OF 5 DIRECTORS 4 OUT OF 5 DIRECTORS 4 OUT OF 5 DIRECTORS 4 OUT OF 5 DIRECTORS 4 OUT OF 5 DIRECTORS 4 OUT OF 5 DIRECTORS

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PROPOSAL 1: ELECTION OF DIRECTORS

The information set forth below with respect to each of our directors, each of whom is a nominee for election at the Annual Meeting, is as of February 26, 2018. The business address of each nominee is c/o AGNC Investment Corp., 2 Bethesda Metro Center, 12th Floor, Bethesda, Maryland 20814. We have highlighted specific attributes for each Board member below.

Director Nominee Biographies and Qualifications

MORRIS A. DAVIS, 46

Professional Experience:

Dr. Davis is the Paul V. Profeta Chair of Real Estate and Academic Director of the Center for Real Estate at Rutgers Business School, where he has worked since September 2014. Previously, Dr. Davis was the James A. Graaskamp Chair of Real Estate in the Department of Real Estate at the University of Wisconsin-Madison, where he worked from September 2006 through August 2014. Dr. Davis was also the Academic Director of the James A. Graaskamp Center for Real Estate at the University of Wisconsin-Madison. He was previously on the Academic Advisory Council of the Federal Reserve Bank of Chicago and served as a Research Associate at the Federal Reserve Bank of Cleveland. From July 2002 to August 2006, Dr. Davis was an economist at the Federal Reserve Board working in the Flow of Funds Section. From October 2001 to July 2002, he was Director of Yield Optimization at Return Buy, Inc. and from August 1998 to October 2001, Dr. Davis was an economist at the Macroeconomics and Quantitative Studies Section of the Federal Reserve Board. Dr. Davis is widely published on issues related to the U.S. housing markets and a frequent lecturer. He holds a Ph.D. in Economics from the University of Pennsylvania. Dr. Davis previously served on the board of directors of MTGE Investment Corp. (Nasdaq: MTGE) from August 2011 until May 2016.

Director Qualifications:

Dr. Davis’s extensive expertise in economics, housing policy, and finance matters strengthens our Board’s collective qualifications, skills, experience, and viewpoints.

Director Since: 2008 Board Committees: Audit Compensation and Corporate Governance (Chair)

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PROPOSAL 1: ELECTION OF DIRECTORS

LARRY K. HARVEY, 53

Professional Experience:

Mr. Harvey is a recognized financial leader in the global real estate industry with over 20 years of experience in public company accounting and finance. Prior to his retirement, Mr. Harvey served as Chief Financial Officer of Playa Hotels & Resorts B.V. from April 2015 until July 2017. Prior to joining Playa, he served as Executive Vice President and Chief Financial Officer of Host Hotels & Resorts, Inc. (NYSE: HST) (“Host”) from 2007 to 2013 and served as its Treasurer from 2007 to 2010. From 2006 to 2007, Mr. Harvey served as Senior Vice President, Chief Accounting Officer of Host and from 2003 to 2006, he served as Host’s Senior Vice President and Corporate Controller. Prior to rejoining Host in 2003, he served as Chief Financial Officer of Barceló Crestline Corporation, formerly Crestline Capital Corporation. Prior to that, Mr. Harvey was Host’s Vice President of Corporate Accounting, before the spin-off of Crestline in 1998. Mr. Harvey also serves on the board of directors of American Capital Senior Floating, Ltd. (Nasdaq: ACSF) and previously served on the board of directors of MTGE Investment Corp. (Nasdaq: MTGE) from August 2011 until May 2016. Mr. Harvey is an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Act).

Director Qualifications:

Mr. Harvey’s public company accounting, finance, and risk management expertise, including his extensive experience as a senior executive of a REIT responsible for the preparation of financial statements, strengthens our Board’s collective qualifications, skills, experience, and viewpoints.

PRUE B. LAROCCA, 66

Professional Experience:

Ms. Larocca has served as our Chair and Lead Independent Director since May 2016. She is a retired investment banking executive and a widely recognized expert in the areas of housing finance and securitization. In addition, Ms. Larocca is a member of the board of the Housing Preservation Foundation and the Washington School for Girls and previously served two terms on the board of the American Securitization Trade Association. Ms. Larocca was a Managing Director of Royal Bank of Scotland (“RBS”) in the Mortgage Backed and Asset Backed Finance Group from 1997 until her retirement from RBS in 2011. Prior to joining RBS, Ms. Larocca was a Senior Vice President at Lehman Brothers in the mortgage finance business, managed the consumer and single-family securitization business for the Resolution Trust Corporation and practiced law with the firms of Milbank, Tweed, Hadley and McCloy and Kutak Rock. She is a graduate of the Georgetown University Law Center and Indiana University. Ms. Larocca previously served on the board of directors of MTGE Investment Corp. (Nasdaq: MTGE) from February 2013 until May 2016.

Director Qualifications:

Ms. Larocca’s extensive and lengthy expertise in mortgage finance, and asset securitization strengthens our Board’s collective qualifications, skills, experience and viewpoints.

Director Since: 2008 Board Committees: Audit (Chair) Compensation and Corporate Governance Executive Director Since: 2013 Board Committees: Audit Compensation and Corporate Governance Executive (Chair)

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PROPOSAL 1: ELECTION OF DIRECTORS

PAUL E. MULLINGS, 67

Professional Experience:

Mr. Mullings has 40 years’ experience in the mortgage banking sector. Mr. Mullings currently serves as a Managing Director of The Collingwood Group, a business advisory and risk management firm focused on the financial services industry, a position he has held since 2015. From 2005 to 2015, Mr. Mullings served as a Senior Vice President of Freddie Mac in the Single-Family Business division. While at Freddie Mac, he also served on the Operating, Management and Credit Risk Committees. Prior to joining Freddie Mac, Mr. Mullings was a Senior Vice President at J.P. Morgan Chase & Co. from 1997 to 2005 in the home finance area. Previously, Mr. Mullings was the President and Chief Executive Officer of the Mortgage Electronic Registration Systems, Inc. (MERS) and the President and Chief Executive Officer of the Residential Mortgage Division of the First Interstate Bank in Los Angeles. Mr. Mullings received his Overseas Certificate in Business Studies from the College of Arts, Science and Technology in Kingston, Jamaica, following which he became a Member of The Institute of Accounting Staff in conjunction with the Association of Certified Accountants in London, England.

Director Qualifications:

Mr. Mullings’ extensive senior executive officer experience in the mortgage banking sector and the secondary mortgage market strengthens our Board’s collective qualifications, skills, experience, and viewpoints.

GARY D. KAIN, 53

Professional Experience:

Mr. Kain has served as a Director and our Chief Executive Officer since March 2016, President since April 2011 and Chief Investment Officer since January 2009. In addition, Mr. Kain serves as the Chief Executive Officer, President and Chief Investment Officer of MTGE Investment Corp. (Nasdaq: MTGE).

Prior to joining AGNC Investment Corp., Mr. Kain served as Senior Vice President of Investments and Capital Markets of Freddie Mac from May 2008 to January 2009. He also served as Senior Vice President of Mortgage Investments & Structuring of Freddie Mac from February 2005 to April 2008, during which time he was responsible for managing all of Freddie Mac’s mortgage investment activities for the company’s $700 billion retained portfolio. From 2001 to 2005, Mr. Kain served as Vice President of Mortgage Portfolio Strategy at Freddie Mac. From 1995 to 2001, he served as head trader in Freddie Mac’s Securities Sales & Trading Group, where he was responsible for managing all trading decisions including REMIC structuring and underwriting, hedging all mortgage positions, income generation, and risk management. Prior to that, he served as a senior trader, responsible for managing the adjustable-rate mortgage and REMIC sectors.

Director Qualifications:

Mr. Kain’s extensive and lengthy expertise in the Agency mortgage sector and his deep knowledge of our business as our Chief Executive Officer, President and Chief Investment Officer strengthens our Board’s collective qualifications, skills, experience, and viewpoints.

Director Since: 2013 Board Committees: Audit Compensation and Corporate Governance Director Since: 2016 Board Committees: Executive

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PROPOSAL 1: ELECTION OF DIRECTORS

Conclusion and Recommendation; Vote Required

The election of directors nominated in Proposal 1 requires the affirmative vote of a majority of the votes cast by holders of our common stock at the Annual Meeting. The affirmative vote of a “majority” of the votes cast means that the number of votes cast “for” a director nominee must exceed the votes cast “against” that nominee. In the context of the election of five directors at the Annual Meeting, it will mean that each of the five candidates will be required to receive more votes “for” than “against” to be elected. Abstentions and broker non-votes will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE NOMINEES NAMED ABOVE.

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PROPOSAL 2: APPROVAL OF THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

PROPOSAL 2:

APPROVAL OF THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

General Information

Our authorized capital stock consists of 600,000,000 shares of common stock and 10,000,000 shares of preferred stock, $0.01 par value per share. On January 25, 2018, the Board of Directors approved, and recommended that the stockholders adopt, an amendment to Article IV of our Certificate of Incorporation that would increase the authorized number of shares of our common stock from 600,000,000 to 900,000,000. If approved, Section 4.1 of the Certificate of Incorporation would read in its entirety as follows:

“Section 4.1. Total Number of Shares of Capital Stock. The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is 910,000,000 shares. The authorized stock is divided into 10,000,000 shares of preferred stock, with the par value of $0.01 each (the “Preferred Stock”), and 900,000,000 shares of common stock, with the par value of $0.01 each (the “Common Stock”). The Board of Directors of the Corporation (the “Board of Directors”) may classify any unissued shares of stock and reclassify any previously classified but unissued shares of stock from time to time, in one or more classes or series, of stock.”

Assuming approval of this Proposal to amend our Certificate of Incorporation, the aggregate number of shares of common stock that we will have the authority to issue, at our discretion, will be 900,000,000.

Background and Reasons

The Board of Directors believes that the increased authorized number of shares of common stock contemplated by the proposed amendment to our Certificate of Incorporation is desirable to make additional unreserved shares of common stock available for issuance or reservation without further stockholder authorization, except as may be required by law or by the rules of The Nasdaq Global Select Market. The Board of Directors believes that having such additional shares authorized and available for issuance or reservation will provide greater flexibility to pursue potential future actions involving the issuance of stock to provide capital for general corporate purposes, investment activity, mergers and acquisitions, and/or stock dividends or splits. As of February 26, 2018, we had 391,316,840 shares of issued and outstanding common stock and 102,074,678 shares of common stock reserved for future issuance, including shares reserved for future issuance under our At-The-Market issuance program (“ATM”), in the event of conversion of shares of our outstanding preferred stock in accordance with their terms, and under the 2016 Plan. To the extent that our capital markets activity is consistent in 2018 with 2017 levels, when we completed two follow-on common stock offerings, one preferred stock issuance, and issuance of stock under our ATM, virtually all of our remaining authorized shares would be issued or reserved for issuance.

We believe that increasing our authorized number of shares of common stock to facilitate additional capital raising activity is in our stockholders’ best interests. First and foremost, we would generally intend to issue additional shares of common stock in follow on offerings primarily when our net issuance price exceeds our tangible net book value or in other circumstances that are believed to be accretive to our stockholders. Further, as an internally-managed REIT, we do not pay a management fee based upon our equity, so an offering of additional common stock does not result in a proportional increase in our expenses. Our current infrastructure allows us to scale our operations with incremental equity capital without the increased cost associated with an

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PROPOSAL 2: APPROVAL OF THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

asset management fee. Because we do not pay management fees based on our equity, additional capital raising activities enables us to leverage our operating costs over a larger equity base, benefitting our stockholders through decreased operating costs per share.

As a REIT, we distribute substantially all of our taxable income to our stockholders in the form of dividends and do not currently retain a significant portion of our earnings for growth. In order to pursue new incremental investment opportunities, we raise additional capital through a variety of means, including common stock offerings. We believe that our historical track record of identifying attractive investment opportunities, in addition to accretive equity offerings, has been instrumental to our strong financial performance.

We anticipate that 2018 and beyond could potentially provide compelling investment opportunities for AGNC. Over the past ten years, the Federal Reserve (the “Fed”) has become the single largest holder of Agency Mortgage-Backed Securities (“Agency MBS”) through its quantitative easing programs, accumulating over $1.7 trillion in Agency MBS assets. In the fourth quarter of 2017, the Fed began to taper its reinvestments of proceeds from its Agency MBS and will gradually reduce its position over the next several years. The Fed’s reduction of its demand for Agency MBS could, in turn, increase projected returns for Agency MBS and provide attractive levered investment opportunities for Agency MBS investors, such as the Company. In addition, Congress continues to contemplate potential housing reform, and possibilities for such legislation typically involve an increased role for private capital in housing finance. Although it is difficult to predict the likelihood that substantial housing reform legislation will be enacted, any such legislation that contemplates a more substantial role by private capital providers, such as the Company, could also generate favorable investment opportunities. Authorizing additional shares of common stock will provide the Company with the flexibility to raise incremental equity capital or issue common stock to benefit from such opportunities.

Potential Effect

Authorizing us to issue more shares of common stock than currently authorized by the Certificate of Incorporation will not affect materially any substantive rights, powers, or privileges of our stockholders. Our common stock does not have cumulative voting rights or preemptive rights for the purchase of additional shares of any class of capital stock. The additional shares of common stock for which authorization is sought are identical to the shares of our common stock now authorized. However, the issuance of additional shares of common stock may, among other things, have a dilutive effect on the earnings per share and on the equity and voting power of existing stockholders and may adversely affect the market price for our common stock. There can be no assurance that offerings of common stock will in fact be accretive to our stockholders.

On the other hand, if we do not receive stockholder approval on this Proposal 2, we will be hindered in our ability to raise capital to pursue new investment opportunities that could be beneficial to us and our stockholders, or in certain circumstances from raising capital to reduce leverage, if market conditions warrant. This reduced flexibility would also put us at a competitive disadvantage to other mortgage REITs or Agency MBS investors.

From the date of the proxy statement until the date of our Annual Meeting, we may offer to the public shares of our authorized but unissued common stock in one or more public offerings, including through underwriters, our ATM, or through our registered Amended and Restated Dividend Reinvestment and Direct Stock Purchase Plan.

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PROPOSAL 2: APPROVAL OF THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

Conclusion and Recommendation; Vote Required

The Board of Directors is submitting and recommending the amendment to the Certificate of Incorporation to increase the total authorized number of shares of our common stock from 600,000,000 to 900,000,000. The approval of the amendment to the Certificate of Incorporation requires the affirmative vote by the holders of a majority of all shares of our common stock entitled to vote generally in the election of directors at the Annual Meeting. Abstentions have the same effect as voting against the proposal. The Board of Directors believes that the proposal is in our best interests and in the best interests of the stockholders and has unanimously approved the amendment to the Certificate of Incorporation. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL AUTHORIZED NUMBER OF SHARES OF OUR COMMON STOCK FROM 600,000,000 to 900,000,000.

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PROPOSAL 3: ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

PROPOSAL 3:

ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

General Information

As required by Section 14A of the Securities Exchange Act of 1934, we are asking for your advisory vote on the compensation paid to our named executive officers as disclosed in this proxy statement. Our Board of Directors has determined to hold this “say-on-pay” vote every year. Our stockholders were first provided with the opportunity to cast a vote on the compensation of our named executive officers (“NEOs”) last year following our Internalization. This year, for the first time, stockholders will have the opportunity to review full year compensation of our NEOs, as the information provided last year was limited to the six-month period following the Internalization.

We urge you to review carefully our compensation policies and decisions regarding our named executive officers as presented in the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosures section appearing on pages 30 to 63. As described in detail in this proxy statement, we believe that our executive compensation program applies a pay-for-performance philosophy that effectively aligns the interests of our NEOs with those of our stockholders and allows us to attract, retain, and appropriately incentivize executives with the skills and experience necessary to achieve our key business objectives.

While the vote on this proposal is advisory in nature and not binding on the Board of Directors or the Compensation Committee, the Board of Directors and the Compensation Committee expect to take the results of the vote into account in making future compensation decisions.

We are requesting our stockholders to approve, in a non-binding, advisory vote, the following resolution:

“RESOLVED, that the stockholders of the Company hereby approve the compensation paid to our named executive officers, as disclosed in the proxy statement for the 2018 Annual Meeting of Stockholders pursuant to the disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, and related material disclosed in the proxy statement.”

Conclusion and Recommendation; Vote Required

The affirmative vote of a majority of all shares of common stock present or represented and entitled to vote at the Annual Meeting is required for advisory approval of this proposal. Abstentions and broker non-votes will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

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PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT

PROPOSAL 4:

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT

Ernst & Young LLP has served as our independent public accountant since our IPO and, at a meeting on February 21, 2018, the Audit Committee approved the appointment of Ernst & Young LLP to audit our financial statements for 2018. This appointment is subject to ratification or rejection by our common stockholders. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Independent Public Accountant’s Fees

Ernst & Young LLP performed various audit and other services for us during 2017 and 2016. Fees for professional services provided by Ernst & Young LLP in 2017 and 2016 in each of the following categories were:

	2017	2016
Audit Fees	$1,734,500	$1,361,500
Audit-Related Fees	–	–
Tax Fees	68,380	52,250
All Other Fees	–	–
Total Fees	$1,802,880	$1,413,750

Audit Fees

“Audit Fees” relate to fees and expenses billed by Ernst & Young LLP for the annual audit, including the audit of our financial statements, services required by statute and regulation, audit of internal control over financial reporting, review of our quarterly financial statements and for comfort letters, and consents related to stock issuances.

Tax Fees

“Tax Fees” relate to fees billed for professional services for tax compliance and consulting on tax-related matters.

Pre-Approval Policy

All services rendered by Ernst & Young LLP were permissible under applicable laws and regulations, and were pre-approved by the Audit Committee for 2017 in accordance with its pre-approval policy. The Audit Committee has established a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent public accountant. The policy requires the Audit Committee to approve each audit or non-audit engagement or accounting project involving the independent public accountant, and the related fees, prior to commencement of the engagement or project to make certain that the provision of such services does not impair the firm’s independence. The committee may delegate its pre-approval authority to one or more of its members, and such member(s) are required to report any pre-approval decisions to the Audit Committee at its next meeting. The Audit Committee has delegated authority to its Chair to pre-approve the engagement and related fees of the independent public accountant for any additional audit or permissible non-audit services. In addition, pursuant to the policy, pre-approval is not required for additional non-audit services if such services result in a de minimus amount of less than 5% of the total annual fees paid by us to the independent public accountant during the fiscal year in which the non-audit services are provided, were not recognized by us at the

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PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT

time of engagement to be non-audit services, and are reported to the Audit Committee promptly thereafter and approved prior to the completion of the annual audit.

Conclusion and Recommendation; Vote Required

The affirmative vote of the holders of a majority of all shares of our common stock present or represented and entitled to vote at the Annual Meeting is required to ratify the appointment of our independent public accountant. Abstentions will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANT FOR 2018.

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REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has appointed an Audit Committee presently composed of four directors, Ms. Larocca, Dr. Davis and Messrs. Harvey and Mullings. Each of the directors is independent as defined in the Nasdaq rules. The Board of Directors has determined that Mr. Harvey is an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Act).

The Audit Committee’s responsibility is one of oversight as set forth in its charter, which is available in the Investors section of our web site at www.AGNC.com. It is not the duty of the Audit Committee to prepare our financial statements, to plan or conduct audits, or to determine that our financial statements are complete and accurate and are in accordance with U.S. generally accepted accounting principles. Our management is responsible for preparing our financial statements and for maintaining internal controls. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present our financial position, results of operations, and cash flows in conformity with U.S. generally accepted accounting principles.

The Audit Committee has reviewed and discussed our audited consolidated financial statements with management and with Ernst & Young LLP, our independent auditors for 2017.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received from Ernst & Young LLP the written statements required by Public Company Accounting Oversight Board Rule No. 3526, “Communications with Audit Committees Concerning Independence,” and has discussed Ernst & Young LLP’s independence with Ernst & Young LLP, and has considered the compatibility of non-audit services with the auditor’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2017 be included in our annual report on Form 10-K for the year ended December 31, 2017, for filing with the Securities and Exchange Commission.

The Audit Committee has approved the appointment of Ernst & Young LLP to serve as our independent public accountants for the year ending December 31, 2018 and has directed that the appointment of Ernst & Young LLP be submitted to our stockholders for ratification.

By the Audit Committee:

Larry K. Harvey, Chair

Morris A. Davis

Prue B. Larocca

Paul E. Mullings

Use of Report of the Audit Committee

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the foregoing Report of the Audit Committee is not “soliciting material” and is not to be incorporated by reference into any future filing under the Securities Act or the Exchange Act.

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EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

Executive Officer Biographies

The Board of Directors generally elects officers annually following our annual meeting of stockholders to serve until the meeting of the Board following the next annual meeting. Set forth below is certain information about each executive officer as of February 26, 2018. The business address of each executive officer is c/o AGNC Investment Corp., 2 Bethesda Metro Center, 12th Floor, Bethesda, Maryland 20814.

GARY D. KAIN, 53

Director, Chief Executive Officer, President and Chief Investment Officer

Mr. Kain has served as a Director and our Chief Executive Officer since March 2016, President since April 2011 and Chief Investment Officer since January 2009. Effective March 31, 2018, Mr. Kain will serve as our Chief Executive Officer and Chief Investment Officer. Further information about Mr. Kain may be found under “Proposal 1: Election of Directors-Director Nominee Biographies and Qualifications” of this proxy statement.

PETER J. FEDERICO, 51

Executive Vice President and Chief Financial Officer

Mr. Federico has served as our Executive Vice President and Chief Financial Officer since July 2016 and will become our President and Chief Operating Officer effective March 31, 2018. He was previously our Senior Vice President and Chief Risk Officer from June 2011 until our Internalization in July 2016. Mr. Federico is also Executive Vice President and Chief Financial Officer of MTGE Investment Corp. (Nasdaq: MTGE) and will become the President and Chief Operating Officer of MTGE Investment Corp. effective March 31, 2018.

Prior to joining AGNC Investment Corp., Mr. Federico served as Executive Vice President and Treasurer of Freddie Mac from October 2010 through May 2011, where he was primarily responsible for managing the company’s investment activities for its retained portfolio and developing, implementing and managing risk mitigation strategies. He was also responsible for managing Freddie Mac’s $1.2 trillion interest rate derivative portfolio and short- and long-term debt issuance programs. Mr. Federico also served in a number of other capacities at Freddie Mac, including as Senior Vice President, Asset & Liability Management, during his tenure with the company, which began in 1988.

CHRISTOPHER J. KUEHL, 44 Executive Vice President, Agency Portfolio Investments

Mr. Kuehl has served as our Executive Vice President since November 2016. He was previously a Senior Vice President from March 2012 through October 2016. Mr. Kuehl is also an Executive Vice President of MTGE Investment Corp. (Nasdaq: MTGE).

Prior to joining AGNC Investment Corp., Mr. Kuehl served as Vice President of Mortgage Investments & Structuring of Freddie Mac. In this capacity, Mr. Kuehl was responsible for directing Freddie Mac’s purchases, sales and structuring activities for all MBS products, including fixed-rate mortgages, ARMs and CMOs. Prior to joining Freddie Mac in 2000, Mr. Kuehl was a Portfolio Manager with TeleBank/Etrade Bank.

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BERNICE E. BELL, 46 Senior Vice President and Chief Accounting Officer

Ms. Bell has served as our Senior Vice President and Chief Accounting Officer since January 2016. Ms. Bell previously served as Vice President from April 2011 to January 2016 and as our Controller from 2008 through December 2015. Ms. Bell will become our Chief Financial Officer effective March 31, 2018.

Prior to joining AGNC Investment Corp., Ms. Bell served as the Vice President and Controller of American Capital, Ltd. from July 2003 to December 2009. Prior to joining American Capital, Ms. Bell was the Vice President and Controller of certain privately-held companies engaged in the business of telecommunications and software development from July 1998 to June 2003 and was with the accounting firm Price Waterhouse, LLP from July 1994 to June 1998.

AARON J. PAS, 37 Senior Vice President, Non-Agency Portfolio Investments

Mr. Pas has served as our Senior Vice President since October 2016. He is also a Senior Vice President of MTGE Investment Corp. (Nasdaq: MTGE) and its manager since January 2014 and was previously Vice President, Non-Agency Portfolio Management, of the manager of MTGE from March 2011 to January 2014.

Mr. Pas was previously the Director of Non-Agency Portfolio Management at Freddie Mac, where he was primarily responsible for managing the firm’s non-Agency residential securities portfolio. Mr. Pas is a CFA charterholder.

KENNETH L. POLLACK, 50 Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Mr. Pollack has served as our Senior Vice President, General Counsel, Secretary and Chief Compliance Officer since July 2016. Mr. Pollack is also Senior Vice President, Chief Compliance Officer and Secretary of MTGE Investment Corp. (Nasdaq: MTGE).

Prior to joining AGNC Investment Corp., Mr. Pollack was Senior Vice President and Deputy General Counsel of American Capital, Ltd. At American Capital, Mr. Pollack served as lead counsel for American Capital’s portfolio investment activities in the areas of Real Estate, U.S. Sponsor Finance, U.S. Buyouts, International Power, Special Situations, Operations and Financial Restructuring. Mr. Pollack joined American Capital in 2004. Prior to American Capital, Mr. Pollack was a member of the Corporate and Securities and Real Estate Practice Groups of Arnold & Porter.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis provides information to assist with understanding our executive compensation philosophy, objectives, and structure, and our process for setting compensation for our named executive officers, or NEOs, in each case, for the first full fiscal year following the internalization of the management of our Company (the “Internalization”), which closed on July 1, 2016.

Performance Highlights

•   In 2017, we generated a total stock return for our common stockholders of 23.7%, assuming reinvestment of dividends, exceeding the 17.5% average total stock return of the Agency REIT Peer Group.[1],[2] Since our 2008 IPO, we have generated an annualized total stock return of 17%, versus 9% for the Agency REIT Peer Group.[1,2]

•   We produced a 12.1% economic return for our common stockholders in 2017, consisting of $2.16 in common stock dividends declared per common share and a $0.19 increase in tangible net book value per common share. Our 12.1% economic return was higher than the 10% target return set by the Compensation Committee in our corporate scorecard (the “Corporate Scorecard”).[3] For purposes of our Corporate Scorecard, our relative economic return was 30 basis points (0.30%) lower than the Agency REIT Peer Group, as our more Agency-focused portfolio under-performed credit assets in Q1 2017.[2,3],[4],[5]

•   Since our IPO through December 31, 2017, we have produced an annualized economic return of 13.5% —double the 6.6% average annualized economic return of the Agency REIT Peer Group over the same period.[4],[6]

•   Our relative price-to-tangible book ratio for 2017 was on average 9.1% higher than the average relative price-to-tangible book ratio of the common stock of the Agency REIT Peer Group over the same period as determined under our Corporate Scorecard.[1,3,4]

•   Our net operating expense ratio as a percentage of average stockholders’ equity in 2017 was 72 basis points, after taking into account the management fee income received from MTGE, and 68 basis points if non-cash amortization expenses are also excluded, which was one of the lowest operating expense ratios among all 23 residential mortgage REITs based on historically available data.[7] We outperformed our Corporate Scorecard target for operating expenses by 12 basis points.[3]

[1]	Source: S&P Global Market Intelligence.
[2]	Total stock return over a period includes price appreciation and dividend reinvestment; dividends are assumed to be reinvested at the closing price of the security on the ex-dividend date. Total stock return was calculated from AGNC’s IPO date through December 31, 2017. As CYS and ARR did not exist as public entities at the time of AGNC’s IPO, CYS and ARR results have been annualized based on actual total stock returns throughout the period beginning with the respective date that each became publicly traded. Average total stock return or economic return, as applicable, is based upon a simple average of the Agency REIT Peer Group.
[3]	See “Annual Scorecard for Calculating Incentive Compensation” below for detail on how we calculate our Corporate Scorecard.
[4]	Source: Public filings.
[5]	Our relative economic return measure is calculated on an October 1 – September 30 year basis due to availability of comparative data.
[6]	Economic return represents the change in net book value per common share and dividends declared on common stock during the period over the beginning net book value per common share. Economic return was calculated from June 30, 2008, the first quarter end after AGNC’s IPO, through December 31, 2017. As CYS and ARR did not exist as public entities at the time of AGNC’s IPO, CYS, and ARR results have been annualized throughout the period based on actual economic returns for which public data is available. Average total stock return or economic return, as applicable, is based upon a simple average of the Agency REIT Peer Group.
[7]	Operating expense ratios of the Resi mREIT Universe were calculated from public filings for the period from October 1, 2016 through September 30, 2017 due to the public availability of information.

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•   During 2017, we raised $1.4 billion in incremental capital, net of the redemption of our Series A Redeemable Preferred Stock, at a premium to tangible net asset value, providing accretive benefits to our stockholders and further improving operating efficiency by leveraging our largely fixed cost infrastructure across a greater capital base.

•   We continued to expand our funding through our captive broker-dealer Bethesda Securities, LLC, from $4.7 billion at December 31, 2016 to $16.6 billion at December 31, 2017, providing material interest expense savings and substantial liquidity through reduced collateral haircuts. In addition, we are able to clear TBA trades at Bethesda Securities, LLC, which reduced the aggregate level of cash collateral required in connection with our TBA holdings.

•   We completed the separation of our operational infrastructure from our former external manager and associated strategic and operational initiatives in 2017.

AGNC is an internally-managed REIT that invests predominantly in Agency residential mortgage-backed securities on a leveraged basis. Our principal investment objective is to provide our stockholders with attractive risk-adjusted returns over a wide range of market scenarios through a combination of monthly dividends and tangible net asset value accretion, while maintaining one of the lowest net operating costs as a percentage of stockholders’ equity of REITs in the Resi mREIT Universe. As of December 31, 2017, we had a $72.8 billion investment portfolio, including forward purchases of Agency securities in the TBA market, and stockholders’ equity of $8.8 billion. We generate income from the interest earned on our investment assets, net of associated borrowing and hedging costs, and net realized gains and losses on our investments and hedging activities. As such, our business operations are similar in nature to a levered fixed income investment fund.

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EXECUTIVE COMPENSATION

Since our Internalization, AGNC has established itself as a residential mortgage REIT with one of the lowest cost structures as a percentage of stockholders’ equity, as shown in the following chart.

Residential Mortgage REIT Operating Cost Structure Comparison(1)

(Operating expenses as a percentage of stockholders’ equity, in basis points)

(1)	For all mortgage REITs in the Resi mREIT Universe other than AGNC, cost structures are based on operating expenses and average stockholders’ equity (excluding noncontrolling interests, as applicable) over the trailing twelve-month period ended September 30, 2017 as publicly reported by such REITs. Operating costs include expenses for compensation and benefits, management fees, incentive fees (if applicable), and G&A and may include one-time or nonrecurring expenses. Operating costs exclude direct costs associated with operating activities, such as loan acquisition costs, securitization costs, servicing expenses, etc. to the extent publicly disclosed by such REITs. AGNC’s cost structure is based on operating expenses for the year ended December 31, 2017 and average month-end stockholders’ equity from December 31, 2016 through December 31, 2017. AGNC’s net operating expense ratio includes compensation and benefits and G&A, excludes non-cash amortization charges associated with the Internalization, and is net of management fee income from MTGE. Source: Company SEC filings and S&P Global Market Intelligence.

Our Industry

The Bloomberg Mortgage REIT Index (BBREMTG) includes 23 residential mortgage REITs, which we refer to as the “Resi mREIT Universe.” As noted on page two, we have produced favorable returns compared to the Resi mREIT Universe, our Agency REIT Peer Group, and the S&P 500 since our IPO in 2008. We are the second largest residential mortgage REIT and the largest internally managed residential mortgage REIT, by market capitalization, total assets, and total equity.

REITs in the Resi mREIT Universe pursue a wide variety of strategies and invest in a broad range of assets with different risk and return characteristics. Many of these REITs pursue investments that are weighted more heavily toward credit sensitive assets rather than Agency securities. AGNC and the REITs in our Agency REIT Peer Group are invested principally in Agency securities, although even among these REITs, investment portfolios may vary significantly, with some of these REITs being invested more heavily in credit sensitive assets.

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Of the 23 REITs in the Resi mREIT Universe, only eight are internally-managed, which means the REIT itself is directly responsible for determining executive compensation. We are the largest internally-managed residential mortgage REIT and were more than two times the size of the next largest internally-managed residential mortgage REIT by market capitalization as of December 31, 2017.

The remaining 15 REITs in the Resi mREIT Universe are externally-managed by a third party and pay a third-party a management fee as a set percentage of equity in lieu of compensating employees directly. In addition to paying a management fee to a third-party, externally-managed REITs also typically bear most, if not all, of their non-employee general and administrative expenses. Thus, the management fee is used to pay the compensation and benefits for the manager’s executives and other employees, and compensation decisions regarding the manager’s executives are generally determined by the manager rather than the REIT’s board of directors. In addition, some externally-managed mortgage REITs also award stock compensation to their executive officers, reimburse their manager for cost allocations of certain functions (such as a chief financial officer, general counsel, or other accounting and legal functions), and pay an additional incentive fee based on performance. For these externally-managed REITs, the executive compensation arrangements are not fully disclosed to investors and may not be based on the REIT’s performance.

Comparison of Internally-Managed and Externally-Managed Structures

Our Compensation Approach

Compared to externally-managed mortgage REITs, AGNC provides transparency into its compensation programs as well as the actual amount of compensation paid to its named executive officers, as detailed below. Our Compensation Committee has adopted a robust governance process to implement and oversee our compensation programs, including engagement with FW Cook, its independent compensation consultant. Using this process, our Compensation Committee designed compensation programs to align with our strategic objectives. These programs:

•	Promote the retention of our high-quality management team, which has a strong track-record of out-performing our industry peers, while maintaining a low-cost operating structure.
•

Emphasize pay-for-performance, with short-term incentives linked to a Corporate Scorecard comprised of measures that emphasize our interest in strong economic returns, a favorable stock price relative to

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EXECUTIVE COMPENSATION

our tangible book value, and low-cost operating structure, in addition to important strategic and operational measures that promote our quality financial disclosure and risk management discipline.
•	Enhance the alignment of our NEOs with our stockholders through service-based and performance-based stock awards vesting over a multi-year period and stock ownership guidelines for our most senior NEOs.
•	Maintain our operating expense structure as one of the lowest in the industry.

In 2017, AGNC continued to migrate our compensation policies and practices to our post-Internalization pay structure, with a greater emphasis on short- and long-term incentive compensation. We also performed significant stockholder outreach efforts to engage major stockholders and understand their perspectives on key compensation and governance issues.

Our Internalization

From our formation in January 2008 through June 30, 2016, we were externally-managed by an affiliate of American Capital, Ltd. (“American Capital”). During this period, AGNC paid no compensation to our executive officers, each of whom was an employee of our external manager, and we instead paid a monthly management fee to our manager based on a fixed percentage of our month-end stockholders’ equity. As such, AGNC had no say in compensation-related matters for our executives or other employees of the manager providing services to AGNC.

In 2016, American Capital pursued a sale of its business, which resulted in our Internalization through our acquisition of the parent of our external manager from American Capital on July 1, 2016. As a result, AGNC was able to internalize the management team that had delivered strong historical returns. Prior to the American Capital sale process, AGNC did not have a unilateral ability to force a sale of its manager or hire its portfolio management team or other of its manager’s employees directly because of “no hire” restrictions in the management agreement and noncompetition restrictions in our most senior NEOs’ employment agreements. As part of the acquisition, AGNC also acquired the manager of MTGE.

The Internalization also provided significant cost savings through the elimination of the management fee and the direct retention of employees. For example, in the six-month period prior to the Internalization, our operating expenses were 1.66% of our average stockholders’ equity on an annualized basis compared to our net operating expense ratio for 2017 of 0.68% of our average stockholders’ equity (after taking into account management fee income from MTGE and excluding non-cash amortization charges associated with the Internalization). The Internalization thus established AGNC as a residential mortgage REIT with one of the lowest cost structures as a percentage of equity.

The Internalization also allowed us to maintain the continuity of our operations, as AGNC retained its entire portfolio management team and individuals providing support functions, including operations, accounting, treasury, investor relations, and internal audit.

AGNC’s former manager had existing employment agreements or arrangements in place with AGNC’s portfolio management team, which had been negotiated at arm’s length with American Capital. Although AGNC did not have a unilateral right to amend these employment agreements, the Compensation Committee, with assistance from an experienced compensation consultant and the support of our NEOs, negotiated the terms of new agreements as part of the process of redesigning the executive compensation program to better support our

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financial and strategic objectives while also retaining the portfolio management team it had in place. Specifically, these changes included:

•	The transition of base salary and target equity awards tied to equity assets under management in favor of fixed base salary and target equity award eligibility;
•	Effective January 1, 2018, a 59% reduction in our CEO’s base salary from levels in effect immediately prior to the Internalization;
•	A reduction in the proportion of fixed compensation (primarily base salary) and increase in the proportion of incentive compensation subject to Company performance; and
•	Implementation of multi-year performance-based vesting criteria for a significant portion of long-term incentive awards to NEOs.

Following the Internalization and the restructuring of the NEO employment arrangements, AGNC implemented a comprehensive compensation plan, described in greater detail below, for all employees, including NEOs. In addition to base salary, all AGNC employees receive:

•	An annual cash bonus linked to performance against Company-wide objectives set by the Compensation Committee including financial metrics and strategic and operational goals that we believe are most important to the pillars of our success; and
•	Grants of AGNC restricted stock units under the 2016 Plan, in effect making all of our employees also stockholders of AGNC and further aligning the interests of our work force with our stockholders.

From a governance perspective, the Internalization also provided us additional benefits:

•	Our Compensation Committee now has direct control over the way our NEOs are compensated and incentivized; and

•	All compensation that our NEOs receive in connection with their service to the Company in 2017 is disclosed to our stockholders in this Compensation Discussion and Analysis and corresponding tables. Our NEOs do not have separate ownership interests in an external manager providing a separate source of undisclosed income.

The Compensation Committee will continue to evaluate our compensation programs in light of market conditions and the Company’s operations and performance. Following its review of 2017 performance, the Compensation Committee has adjusted the Corporate Scorecard for 2018 as discussed in greater detail on page 45 of this proxy statement.

2017 Named Executive Officers

Our NEOs for 2017 are:

Name	2017 Title
Gary D. Kain	Chief Executive Officer, President and Chief Investment Officer*
Peter J. Federico	Executive Vice President and Chief Financial Officer*
Christopher J. Kuehl	Executive Vice President, Agency Portfolio Investments
Aaron J. Pas	Senior Vice President, Non-Agency Portfolio Investments
Kenneth L. Pollack	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

*	Mr. Federico was appointed to the office of President and Chief Operating Officer on December 12, 2017, effective as of March 31, 2018. Mr. Kain will serve as our Chief Executive Officer and Chief Investment Officer effective March 31, 2018.

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EXECUTIVE COMPENSATION

Compensation Philosophy and Objectives

We believe that our continued success depends on creating, implementing, and maintaining an appropriate and competitive compensation program that incentivizes our key employees both in the short- and long-term. We also believe that as an internally-managed public company, our compensation program should align the interests of our executive officers and other employees with those of our stockholders. We provide compensation in the forms and at levels that we believe will allow us to retain and motivate our existing executives and will enable us to attract new executives with the skills and attributes that we need to deliver outstanding stockholder value.

What We Do; What We Don’t Do

Below are certain important aspects of our compensation programs and practices, which we believe illustrate the alignment of NEOs’ compensation with the interests of our stockholders.

What We Do

✓	Focus on retention of a high-performing team
✓	Compensate based upon performance
✓	Align executive and stockholder interests
✓	Strive to have the lowest operating cost structure in the industry
✓	Maintain stock ownership guidelines for our most senior NEOs
✓	Engage an independent compensation consultant
✓	Maintain a clawback policy
✓	Conduct an annual advisory vote on executive compensation

What We Don’t Do

×	No pay based on a percentage of equity assets under management
×	No tax gross-ups
×	No special perquisites
×	No supplemental retirement benefits
×	No short selling or hedging Company stock
×	No option grants below fair market value
×	No repricing of stock options
×	No “single-trigger” severance or vesting acceleration

Determining Compensation

Role of the Compensation and Corporate Governance Committee

Our Compensation Committee, which is comprised entirely of independent directors, is responsible for establishing and overseeing our philosophy regarding executive compensation and makes all decisions relating to the compensation of our NEOs. The Compensation Committee is also responsible for ensuring that the total compensation offered to our executive officers is fair, competitive, and motivates high performance. The terms of any employment agreements with our NEOs and actions on compensation under the employment agreements are also under the primary direction of the Compensation Committee. As required by its charter, the Compensation Committee periodically reviews the Company’s compensation policies and programs and makes any modifications that the Committee deems necessary or advisable, subject to the terms of such policies or programs. The Compensation Committee also annually reviews and approves the Company’s goals and objectives relevant to the compensation of the NEOs and other employees of the Company. Our Compensation

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Committee focuses on implementing an overall compensation program that emphasizes retention of key personnel, pay based on performance, and alignment of interests with stockholders.

Role of the Independent Compensation Consultant

Under its charter, the Compensation Committee has the authority to select, retain, and terminate compensation consultants. In 2017, the Compensation Committee retained FW Cook to provide advice and counsel on executive compensation opportunities and program design and structure. Representatives of FW Cook attended certain meetings of the Compensation Committee, including meeting with members of the Compensation Committee without members of management present. FW Cook assisted the Compensation Committee in its analysis and evaluation of our initial executive compensation program, practices, and communications, and provided the Compensation Committee with certain market data and analysis of certain comparator companies who hire personnel and executives with similar skills and experience as our executive management team. FW Cook also provided assistance with our Corporate Scorecard, our long-term incentive awards, the setting of measures for performance-based incentive compensation, and other work that has informed executive compensation decisions. See “Use of Peer Group Data” and “2017 Executive Compensation Decisions” below.

Role of Management

Our management provides material support to the Compensation Committee, but all compensation decisions related to our executive officers remain at the discretion of the Compensation Committee. The Compensation Committee considers the advice and counsel of the CEO when evaluating compensation of the other NEOs given his direct day-to-day working and supervisory relationship with those executives. Taking this feedback into consideration, the Compensation Committee engages in discussions and either determines the compensation of our NEOs or, at its option, makes a final recommendation to the Board of Directors related to compensation paid to NEOs, consistent with the requirements of their employment agreements where applicable. Our CEO is not present and does not participate in the portions of meetings of the Compensation Committee or of the Board of Directors at which his performance is evaluated and his compensation is discussed and determined.

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EXECUTIVE COMPENSATION

Use of Peer Group Data

The Compensation Committee has not adopted a policy to benchmark compensation levels against comparative companies. However, the Compensation Committee, with the assistance of FW Cook, reviewed compensation levels and practices at the group of 19 companies listed below, solely to obtain a general understanding of current compensation practices. This comparator group includes seven internally-managed publicly-traded mortgage REITs as well as 12 publicly-traded asset management companies and non-bank financial services companies deemed reasonably comparable to the Company.

Mortgage REITs:	Asset Management and Financial Services Companies:
Capstead Mortgage Corporation	Affiliated Managers Group, Inc.
Chimera Investment Corporation	Ameriprise Financial, Inc.
Colony Northstar, Inc.	Apollo Global Management LLC
CYS Investments, Inc.	Ares Management LP
Ladder Capital Corp.	Eaton Vance Corp.
MFA Financial, Inc.	Fortress Investment Group LLC
Redwood Trust, Inc.	Invesco Ltd.
KKR & Co. L.P.
Legg Mason, Inc.
Oaktree Capital Group LLC
The Blackstone Group L.P.
The Carlyle Group L.P.

In the judgment of the Compensation Committee, the highly specialized and unique skill sets required of the senior executives at these types of companies are sufficiently comparable to those required of our NEOs to provide some relevant information about market practices. However, none of these companies is an exact match for our Company. Either our size and scale is substantially larger than the REITs included, or our business, assets, operations, and investments differ significantly such that it is difficult to develop comparative data that is instructive.

Residential Mortgage REITs

•	Our closest mortgage REIT peers by size and scale are externally-managed, and, as such, they do not disclose sufficient information regarding the compensation paid to their executives to be included in executive compensation comparisons.
•	The internally-managed mortgage REITs considered comparator companies are significantly smaller than AGNC by most meaningful financial measures, including total assets, stockholders’ equity, and market capitalization. AGNC is more than two times larger than the next largest internally-managed residential mortgage REIT, based on total market capitalization (as of December 31, 2017).

Asset Management Firms

•	We are not principally in the asset management business, and we generate our income primarily from investments in mortgage securities and related investments that we hold on our balance sheet. Asset management businesses generate their income from management fees charged to their clients. Our performance, measured as a return on assets, invested capital, or equity, will differ materially from these companies as a result of the larger asset base, the significant leverage and hedging activities inherent in our business model, as compared to alternative asset management firms.

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•	Further, alternative asset management firm executives can receive a substantial portion of their compensation from or through separate ownership of related managed funds or the management company. The income stream represented by these interests is often not disclosed to investors as “compensation.” In contrast, all compensation received by our NEOs from the Company, other than dividends and dividend equivalents they may receive in respect of their publicly traded stock holdings and equity awards, is fully disclosed herein.
•	Our CEO is also our Chief Investment Officer and acts as our portfolio manager. Compensation of portfolio managers at alternative asset managers are often not disclosed because those individuals are frequently not NEOs.

As a result of these fundamental differences between the Company and many of the members of the comparator group, the Company also uses a subset of the Resi mREIT Universe consisting of five Agency-focused residential mortgage REITs, which we refer to herein as the Agency REIT Peer Group for purposes of evaluating our performance and operations. These REITs are Annaly Capital Management, Inc., CYS Investments, Inc., Capstead Mortgage Corporation, ARMOUR Residential REIT, Inc., and Anworth Mortgage Asset Corporation. Among REITs in the Resi mREIT Universe, the Agency REIT Peer Group companies have portfolios and investment objectives that most closely resemble our own focus on Agency securities. Although REITs within the Agency REIT Peer Group pursue a diverse range of investment strategies, other REITs in the Resi mREIT Universe have more widely diverse portfolios and strategies that place a greater emphasis on credit sensitive assets than our portfolio and those of our Agency REIT Peer Group. This emphasis on credit sensitive assets would be expected to achieve divergent returns from our own Agency security focused portfolio through various economic cycles and conditions. The Compensation Committee thus determined that our economic returns and trading price relative to book values are appropriately measured against a simple, unweighted average of the Agency REIT Peer Group for purposes of determining our relative performance.

Stockholder Outreach and Consideration of 2017 Say-on-Pay Vote

Since our Internalization, we have increased our outreach efforts to establish relationships and communicate further with our stockholders. We have proactively reached out to certain of our institutional stockholders to invite them to engage with us on corporate governance, executive compensation, and other topics of interest to them. In addition to these outreach efforts, Mr. Kain has presented at industry-related conferences and met with investors throughout 2017 at investor conferences and during non-deal roadshows.

At our 2017 Annual Meeting, our stockholders voted approximately 77.6% in favor of our executive compensation program. While the results of this vote indicate that a large majority of stockholders support our approach to executive compensation, the Compensation Committee and our management team believed it would be beneficial to reach out to a number of our stockholders to better understand how we might increase stockholder satisfaction with our executive compensation program. Kenneth Pollack, Senior Vice President, General Counsel, Chief Compliance Officer and Secretary of the Company, together with our Investor Relations team, engaged in further stockholder outreach efforts to engage with certain stockholders and proxy advisory services and listen to their questions and concerns regarding our operations and practices. Ms. Larocca, the Chair of our Board and Dr. Davis, the Chairman of the Compensation Committee, participated in several of these discussions.

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EXECUTIVE COMPENSATION

The following is a brief summary of our outreach efforts in 2017:

•	Participated in four industry conferences

•	Met with investors in connection with ten non-deal roadshows and other in-person meetings, in addition to over 100 conference calls with investors

•	Following our Annual Meeting, we reached out to 34 of our top institutional investors inviting them to engage with us on executive compensation, corporate governance, and other matters

•	These 34 institutional stockholders represented over 65% of the issued and outstanding common stock held by institutional investors

•	Our outreach efforts included our largest institutional stockholders that we believed had voted “no” on our advisory Say-on-Pay proposal at our 2017 Annual Meeting

•	We conducted post-Annual Meeting conference calls with seven stockholders, representing approximately 21% of our issued and outstanding common stock, or 32% of the stock held by our institutional stockholders

•	We held calls with representatives from two proxy advisory services to discuss our compensation philosophy and corporate governance practices

In our outreach efforts, many of the stockholders with whom we spoke informed us that they appreciated the level of disclosure that we provided in our proxy statement last year regarding our corporate governance practices and philosophy on executive compensation. While expressing support for our prior disclosure, many of these stockholders also advised on areas in which they would like to see further discussion and disclosure. We also discussed with our stockholders the partial year disclosure of the 2016 compensation information due to the timing of the Internalization, as well as the complexities involved in retaining quality executives in our industry, and the other companies with which we compete for talent, many of whose compensation of similar employees is not publicly disclosed as a result of external management contracts or because those individuals are not named executive officers. As a result of these outreach efforts and based on this feedback from our stockholders, we have revised our proxy statement to provide additional background on our business and operations and their relationship to our compensation program for executives. We have also revised our Compensation Discussion & Analysis to provide additional discussion regarding the industry in which we operate, the Internalization, and further explanation of the linkage of our compensation programs to our operational and strategic interests as a mortgage REIT.

The Compensation Committee expects to continue to consider the outcome of future Say-on-Pay votes and our stockholder outreach efforts, as well as all Company and individual performance and market data, in making future decisions regarding executive compensation.

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EXECUTIVE COMPENSATION

Elements of Our Compensation Program and Their Purposes

The Compensation Committee believes it is important to compensate our NEOs with a package that balances short- and long-term compensation and cash and equity-based compensation. Our NEOs’ compensation packages include three primary elements: base salary, short-term incentives in the form of an annual cash bonus and long-term equity incentives. Three-fourths of target compensation of our NEOs in 2017 consisted of short-term and long-term incentive compensation, and this percentage is expected to increase further in 2018. The following table describes generally each pay component, as well as its purpose and key considerations.

Pay Element	What It Does and How We Do It	Key Considerations
Base Salary

•  Provides fixed, baseline level of cash compensation

•  Base salary is evaluated annually, but generally remains static absent promotion or adjustment due to economic trends in industry or other competitive factors

• Base salary is based on experience, duties and scope of responsibility as well as internal and external market factors, as determined and weighed by our Compensation Committee

Annual Cash Bonus	• Variable cash incentive opportunity tied to achievement of annual Company and individual goals established by the Compensation Committee	• The operational, strategic, and financial goals selected by the Compensation Committee are important to our short- and long-term performance

Long-Term Equity Incentive Awards

•  Variable equity-based long-term incentive opportunity

•  Grants are predominantly in the form of restricted stock units (RSUs) of AGNC common stock under the Company’s 2016 Plan. At least 50% of the AGNC RSU awards granted to NEOs in 2017 vest based upon achievement of pre-established multi-year performance goals

•  Vesting schedule encourages retention and alignment with stockholder interests of the Company and other entities managed by the Company

•  Performance-vested RSUs vest upon completion of a 3-year performance period based on economic returns over the period

	• A portion of long-term incentive awards are performance incentive plan shares of MTGE common stock, under the AGNC Mortgage Management, LLC Performance Incentive Plan—MTGE	• All grants under the MTGE performance incentive plan are time vesting, and are expected to represent a minority of the grants by value of the Company’s overall long-term equity incentive program

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EXECUTIVE COMPENSATION

The overall mix of base salary, annual cash bonus, and equity and incentive awards at target to our NEOs for the second half of 2016, 2017, and anticipated for 2018 is depicted in the following pie graphs.

Composition of Our NEOs’ Total Compensation at Target

Second Half of 2016	2017	2018 (Estimated)

*	Incentive compensation consists of a short-term cash bonus and long-term equity incentive awards (both time and performance-based) at target level of performance. Actual incentive compensation may be higher or lower based on actual performance. For 2017, incentive compensation was subject to certain minimum guaranties, as discussed below.

Base Salary

Base salary provides a fixed, baseline level of cash compensation to our NEOs and is a fixed expense for the Company. The Compensation Committee has established base salaries for our NEOs after considering a variety of factors, including current economic conditions and the competitive market for executive officers, pay history and contractual obligations in effect at the time of the Internalization, the scope of each executive officer’s responsibilities, individual performance, future potential and our performance, and, if requested by the Compensation Committee, recommendations from the committee’s compensation consultant. The Compensation Committee will review the base salaries for our NEOs annually and at the time of a promotion or other change in responsibilities, and salaries may be adjusted after considering the above factors.

The annual base salaries for Messrs. Kain, Federico, Kuehl, and Pollack, as set forth in the table below, are the minimum levels required in each of their employment arrangements. These levels were determined by the Compensation Committee, in consultation with FW Cook, taking into account salary history and the terms of the NEO’s employment in effect at the time of the Internalization, the highly complex and unique services provided by our NEOs, the desire to retain our NEOs during the period following our Internalization, the duties and responsibilities of the NEOs, and internal and external pay equity.

NEO	2017	2018
Gary D. Kain	$3,400,000	$1,800,000
Peter J. Federico	$900,000	$900,000
Christopher J. Kuehl	$900,000	$900,000
Aaron J. Pas	$425,000	$425,000
Kenneth L. Pollack	$425,000	$500,000

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EXECUTIVE COMPENSATION

Annual Cash Bonus

Short-term incentives in the form of an annual cash bonus are another component of each NEO’s annual cash compensation. Each NEO’s target for short-term incentive compensation is determined based on an evaluation of the same factors used in setting their base salary. Our Compensation Committee has established performance criteria for short-term incentives that directly correspond to the areas of greatest impact to our short- and long-term performance and operations. This pay component thus creates a direct connection between business success and our NEO’s compensation. Each NEO’s target for cash bonuses to be paid in 2017 and 2018 is set forth in the table below. The total cash bonus paid to each NEO in 2017 is reported in the Summary Compensation Table on page 55 of this proxy statement.

NEO	2017	2018
Gary D. Kain	$6,140,000	$7,200,000
Peter J. Federico	$1,800,000	$1,800,000
Christopher J. Kuehl	$1,602,000	$1,602,000
Aaron J. Pas	$637,500	$637,500
Kenneth L. Pollack	$425,000	$500,000

Annual Scorecard for Calculating Incentive Compensation

The Compensation Committee uses our Corporate Scorecard to assist in its evaluation and awarding of an annual cash bonus. For 2017 and 2018, the cash bonuses for Messrs. Kain and Federico are based solely on achievement of the scorecard measures. The other NEOs’ short-term cash incentives are based predominantly on the Corporate Scorecard measures and to a lesser extent on personal performance.

The 2017 Corporate Scorecard included both financial and operational/strategic metrics, as well as a metric for the management of MTGE, which were designed to correspond to the core elements of our value proposition for stockholders. The financial measures emphasize our interest in common stockholders’ economic returns, a strong common stock trading price to tangible book value relative to our peers, and our low-cost operating structure. The strategic and operational objectives selected support our risk management discipline and high quality reporting and disclosure. The strategic measures also emphasize our relationships with investors, including ongoing engagement with our stockholders. A portion of the Corporate Scorecard is tied to goals based on the management of MTGE because the continued management relationship with MTGE provides us with important benefits. The management fees and expense reimbursements received from MTGE offset a significant amount of our operating expenses, and our management team gains broader market insights and knowledge given MTGE’s different investment scope and exposure to credit risk. We believe these goals and measures effectively align NEO short-term incentives with financial, strategic, and operational performance of greatest import to our business.

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EXECUTIVE COMPENSATION

Our 2017 Corporate Scorecard is detailed below. The Compensation Committee set the levels for each metric based on our evaluation of historic performance over a period of years and our forecast for 2017. Actual payouts could have ranged from 0% to 150% for each metric, with category and metric weights as follows, and payouts for performance between each measure determined through linear interpolation:

Financial Metrics (60% of Total Scorecard)

			Performance Continuum
Category Weight	Performance Metric	Metric Weight	Below Threshold	Threshold	Target	Out- performance
60%	Absolute Economic Return(1)	30%	< 0.0%	0.0%	10.0%	≥ 17.0%
	Economic Return vs. Peer Index(2)(5)	30%	< (5.0%)	(5.0%)	0.0%	≥ 3.0%
	Price-to-Tangible Book Ratio vs. Peer Index(2)(3)	20%	< (7.0%)	(7.0%)	0.0%	≥ 5.0%
	Operating Expense Ratio(4)	20%	> 95 bps	95 bps	90 bps	≤ 85 bps
			Payout Continuum (% of Metric Weight)
			0%	50%	100%	150%

Operational / Strategic Metrics and MTGE Performance (40% of Total Scorecard)

Category Weight	Performance Metric	Metric Weight
	Finance / Accounting / Legal Objectives	20%
	Strategic Initiatives	20%
30%	Investor Relations Objectives	20%
	Broker-Dealer Operations	20%
	Information Technology Objectives	20%
10%	MTGE Manager Corporate Objectives	100%

(1)	Absolute economic return is calculated as (i) the sum of the increase or decrease in tangible net book value per common share over the measurement period plus the amount of common stock dividends declared per share during the measurement period, divided by (ii) the tangible net book value per common share at the beginning of the measurement period.
(2)	Peer Index consists of an unweighted average of the Agency REIT Peer Group.
(3)	Price-to-Tangible Book Ratio represents an average of four quarterly values over the annual performance measurement period. Numerator is the Company’s closing stock price on the last day of the quarter and the denominator is the Company’s reported tangible net book value per common share as of the most recently reported quarter-end.
(4)	The operating expense ratio reflects compensation and benefits and G&A expenses as a percentage of average stockholders’ equity. Operating expenses are adjusted to exclude non-recurring transaction-related charges, one-time costs and certain non-cash amortization expenses associated with the Internalization, G&A expenses that are reimbursed to us from MTGE, and other factors determined to be appropriate by the Compensation Committee. Compensation expenses will also be adjusted to assume, solely for purposes of this calculation, that cash bonuses are paid at target level of performance.
(5)	To be determined on an October 1 to September 30 year basis due to unavailability of relevant peer data when awards are made.

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EXECUTIVE COMPENSATION

The Compensation Committee has adopted our scorecard for 2018, which is substantially similar to the 2017 Corporate Scorecard, with the following modifications, to reflect our performance following the Internalization and current operations:

•	The relative weightings of financial, strategic/operational and MTGE manager objectives have been revised such that financial measures will account for 65% of the scorecard weighting, strategic and operational measures will account for 25%, and MTGE manager objectives will account for 10%.
•	The threshold, target and outperformance levels for our Relative Price-to-Tangible Book Ratio have been increased by 2.5% each to (4.5%), 2.5% and 7.5%, respectively.
•	The calculation of our Net Operating Expense Ratio has been revised to incorporate the management fee income received from MTGE, with threshold, target, and outperformance levels set at 0.75%, 0.70% and 0.65% of stockholders’ equity, respectively.

See “2017 Executive Compensation Decisions” below.

Equity Incentive Compensation

The Compensation Committee believes that equity incentive compensation is an important component of our NEO compensation package and is critical in attracting, motivating, and retaining outstanding employees. Equity incentive compensation is intended to closely align our NEOs’ and other employees’ interests with our long-term success and promote long-term employee retention. All long-term incentive awards are subject to the approval of the Compensation Committee.

The Company maintains the 2016 Plan, which allows us to provide our directors, executive officers, and other employees with equity incentive compensation. Subject to adjustment as described in the 2016 Plan, total awards under the 2016 Plan are limited to 10,000,000 shares, inclusive of dividend equivalents paid on such awards. These shares may be shares of original issuance or treasury shares or a combination of the two. Pursuant to the 2016 Plan, the Company may grant stock options, stock appreciation rights, restricted shares, restricted stock units, performance shares, performance units, cash incentive awards, certain other awards based on or related to our common stock, and dividend equivalents paid with respect to awards under the 2016 Plan. Awards may be time-vested or performance-vested.

In light of the importance of the ongoing management of MTGE to AGNC’s business, the Company’s subsidiary, AMM, adopted an equity incentive plan, the AGNC Mortgage Management, LLC Performance Incentive Plan—MTGE (the “MTGE PIP”). The MTGE PIP helps facilitate the alignment of compensation for the Company’s personnel who are involved in the management of MTGE with MTGE’s actual performance. Pursuant to this program, AMM cash funds the purchase of MTGE shares on the open market, which will be held in a trust during the requisite vesting period, or longer, if distribution of such shares has been deferred. The Compensation Committee has retained authority to administer the MTGE PIP and make grants under such plan. The MTGE PIP is a minority of the long-term incentive compensation paid to our NEOs.

Our long-term incentive program consists of a combination of performance-based AGNC RSUs, time-vesting AGNC RSUs, and MTGE PIP awards. Grants of time-based awards (both AGNC RSUs and MTGE PIP awards) made in 2017 vest on a pro-rata basis annually over a three-year period.

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EXECUTIVE COMPENSATION

The performance-vested RSUs are designed to reward creation of long-term economic returns for our stockholders both on an absolute and relative basis. In establishing the metrics for relative economic return, the Compensation Committee evaluated historical returns for us and our peers. In order to establish rigorous economic thresholds and to incentivize long-term performance, the initial grants of performance-based RSUs will vest at the end of a three-year performance period based 50% on our absolute economic return and 50% on our economic return relative to the economic returns of an unweighted average of the Agency REIT Peer Group, each as compared to threshold, target, and outperformance levels established by the Compensation Committee as described in the following table.

Performance Variable	Metric Weight	Below Threshold	Threshold	Target	Outperformance
Absolute Economic Return	50%	< 0.0%	0.0%	30.0%	≥ 60.0%
Relative Economic Return	50%	< (5.0%)	(5.0%)	0.0%	≥ 5.0%
Performance-Based Payout Factor	100%	0%	0%	100%	200%

For the performance-based RSUs, absolute and relative economic returns are calculated on a cumulative basis over the three-year vesting period. Achievement of these goals will be determined in the same manner, including the same peer group, as described above with respect to short-term incentive awards. For performance between the threshold, target, and outperformance measures, the number of shares vested will be determined through linear interpolation.

The target value of long-term equity incentive awards for which each of our NEOs is eligible in 2017 and 2018 is set forth below. The value of long-term equity incentive awards earned by each NEO in 2017 is reported in the Summary Compensation Table on page 55 of this proxy statement.

NEO	2017	2018
Gary D. Kain	$5,400,000	$5,400,000
Peter J. Federico	$1,800,000	$1,800,000
Christopher J. Kuehl	$1,400,000	$1,400,000
Aaron J. Pas	$425,000	$425,000
Kenneth L. Pollack	$240,000	$340,000

Savings and Health and Welfare Benefits

Our executive officers participate in a broad-based 401(k) retirement savings plan generally applicable to all our employees, which includes an opportunity to receive employer matching contributions. We do not currently provide for pension plans, supplemental retirement plans, or deferred compensation plans for our executive officers.

In addition, all of our executive officers also participate in medical, dental, vision, disability, life and long-term care insurance, and qualified transportation benefits that are provided generally to our employees.

Perquisites and Other Personal Benefits

We do not believe our executive officers should receive special perquisites and benefits and do not currently provide our executive officers with any perquisites or other personal benefits that are not available on a non-discriminatory basis to all employees.

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EXECUTIVE COMPENSATION

2017 Executive Compensation Decisions

We completed the Internalization in part to reduce our overall cost of operations and to ensure the ongoing continuity of our business and relationship with our portfolio management team. Certain of the executive compensation decisions that were made at such time continue to affect the compensation of our executives operationally in 2017, although determined in 2016. The discussion below focuses on the executive compensation decisions that were made in 2017.

2017 Corporate Scorecard Determination

The 2017 Corporate Scorecard adopted by the Compensation Committee served as the basis for the committee’s calculation of the annual cash bonus paid to our NEOs and other employees. As described above, the 2017 Corporate Scorecard included both financial and operational/strategic metrics, as well as a metric for the management of MTGE. Following a review of each of the three components of the 2017 Corporate Scorecard, the Compensation Committee calculated a total scorecard payout for 2017 of 121.6%. A more detailed discussion regarding each of the three elements included in the Corporate Scorecard is provided below.

Index	Index Weight	Index Payout	Weighted Payout
Financial Metrics	60%	123.5%	74.1%
Operational / Strategic Metrics	30%	125.0%	37.5%
MTGE Manager Corporate Objectives	10%	100.0%	10.0%
Corporate Scorecard Payout			121.6%

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EXECUTIVE COMPENSATION

Financial Metric Results

A review of our 2017 results indicated a 123.5% payout for the financial metric portion of the Corporate Scorecard as demonstrated in the chart below. AGNC exceeded the performance targets for absolute economic return, relative price-to-tangible book ratio, and operating expense ratio, but slightly underperformed on the relative economic return metric as a function of differences between AGNC’s and our peers’ business models and portfolio construction.

2017 Operational and Strategic Progress

We continued to make significant progress on our operational and strategic initiatives in our first full fiscal year following the Internalization. Our efforts in 2017 to meet and exceed the operational and strategic metrics set forth on page 44 included the following achievements:

•	Our Finance, Accounting and Legal teams conducted an evaluation of the Company’s overall risk profile and completed operational improvements to reflect the current risk profile and allow for efficient and effective scaling of operations
•	Raised over $1.5 billion in capital at a premium to tangible net book value through two common stock transactions, one preferred equity issuance, and our ATM, further lowering our operating costs by leveraging our largely fixed costs over a larger capital base
•	Issued a new Series C fixed-to-floating rate redeemable preferred security at an initial 7.00% dividend rate and redeemed our existing 8.00% Series A fixed rate preferred security, providing significant annual cash savings

Metric Metric Weight 2017 Performance Metric Payout % of Target Weighted Metric Payout Threshold Outperformance Absolute Economic Return 30% 0.0% Target: 10.0% ≥17.0% 114.7% 34.4% Actual: 12.1% Economic Return vs. Peer Index 30% 5.0% Target: 0.0% ≥3.0% 97.0% 29.1% Actual: (0.3%) Price- to- Tangible Book Ratio vs. Peer Index 20% (7.0%) Target: 0.0% ≥5.0% 150.0% 30.0% Actual: 9.1% Operating Expense Ratio 20% 95 bps Target: 90 bps ≤85 bps 150.0% 30.0% Actual: 78 bps Total 123.5%

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EXECUTIVE COMPENSATION

•	Increased investor outreach through conferences, roadshows, and quarterly updates and engagement with major stockholders on corporate governance, executive compensation, and other matters
•	Completed a comprehensive review and revision of our public disclosures in light of the Internalization, including our annual proxy statement and annual report on Form 10-K
•	Expanded our broker-dealer operations by increasing funding activity conducted through Bethesda Securities, our wholly owned broker-dealer subsidiary, from $4.7 billion as of December 31, 2016 to $16.6 billion as of December 31, 2017, generating significant interest expense savings and reducing collateral haircuts through direct access to the Fixed Income Clearing Corporation (“FICC”)
•	Implemented TBA clearing functionality through Bethesda Securities and increased TBA position maintained at Bethesda Securities to $8.7 billion as of December 31, 2017, substantially enhancing AGNC’s liquidity as a result of reduced margin requirements for direct TBA clearing through the FICC
•	Fully transitioned information technology infrastructure to separate from our former external manager in a timely and cost-effective basis

These achievements were in addition to ordinary, baseline business operations that supported our timely and accurate financial reporting, risk management and compliance activities, review of strategic opportunities, and completion of our post-Internalization work plan. In light of the above, the Compensation Committee determined that the Company had outperformed baseline expectations on the operational and strategic objectives, and these accomplishments merited a 125% payout for the operational and strategic portion of the Corporate Scorecard, in line with the outperformance associated with the financial metrics.

MTGE Manager Results

Based upon MTGE’s financial performance and AGNC’s execution of MTGE strategic objectives, the Compensation Committee determined that a 100% payout under the MTGE manager objectives component of the scorecard was warranted. Financial metrics pertaining to MTGE that are included in the AGNC Corporate Scorecard include economic return and price-to-book ratio relative to a set peer group and absolute economic return. MTGE significantly outperformed its absolute economic return objective but underperformed on the relative metrics, primarily driven by the performance of peers’ largely legacy credit-focused portfolios. MTGE’s objectives also include operational and strategic objectives designed to assess all functional areas and departments involved in the management and operation of MTGE. Similar to AGNC, MTGE’s manager performed well in its operational objectives across core MTGE functions, including accounting, legal, investor relations, risk management, and other functions, and undertook several significant strategic initiatives during the year to improve MTGE’s positioning and relative performance, including dedicating additional capital to its healthcare portfolio.

Individual Bonus Decisions

As noted above, short-term incentives for Messrs. Kain and Federico in 2017 were based solely on achievement of the Corporate Scorecard measures, while other NEOs’ short-term cash incentives were based predominantly on the Corporate Scorecard measures and to a lesser extent on personal performance.

Based on the Compensation Committee’s assessment of the 2017 Corporate Scorecard, the Company’s 2017 performance resulted in a payout of 121.6% of target for the CEO and CFO. However, for 2017, the CEO and CFO agreed to a reduced payout to accommodate “above-plan” performance payouts for a number of employees of the Company without requiring an increase to the overall bonus pool. Thus, for 2017, Messrs. Kain and Federico each were awarded 121.1% of their target bonus. Mr. Kuehl was awarded a cash bonus at 117.3% of his target based on a relative weighting of the Corporate Scorecard at 80% and his personal performance at

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EXECUTIVE COMPENSATION

20%. In evaluating his personal performance, the Compensation Committee considered the significant positive impact that his management of the Agency portfolio had on the Company’s overall performance in 2017. Messrs. Pas and Pollack each were awarded 113% of their target bonus, which reflects a relative weighting of the Corporate Scorecard at 60% and their individual personal performance at 40%. For Mr. Pas, the Compensation Committee considered his contributions in growing the Company’s investment portfolio in non-Agency securities and in the ongoing portfolio management of MTGE, and for Mr. Pollack, the Compensation Committee reviewed his contributions to a number of our 2017 operational achievements, including increasing our stockholder engagement, attending to the ongoing governance of AGNC, the ongoing management and governance of MTGE, and implementation of our comprehensive compensation program.

These 2017 Bonus payments are reflected in the following table:

NEO	Short-Term Incentive Award ($)	Percentage of 2017 Target
Gary D. Kain	7,437,797	121.1%
Peter J. Federico	2,180,462	121.1%
Christopher J. Kuehl	1,876,480	117.3%
Aaron J. Pas	720,120	113.0%
Kenneth L. Pollack	480,080	113.0%

2017 cash bonus awards for certain of our NEOs had been subject to minimum guarantees, but in light of the Company’s strong performance in 2017 and based on the Committee’s evaluation of scorecard and personal performance, the Compensation Committee awarded short-term incentive compensation in excess of amounts guaranteed to these NEOs in 2017. Specifically, in connection with the hiring of Mr. Pollack in July 2016, we guaranteed that he would receive a minimum bonus equal to 75% of his base salary or $318,750 for 2017. Additionally, to encourage Messrs. Kain, Federico, and Kuehl to accept new employment agreements in November 2016 with a greater percentage of their compensation “at risk,” the Company agreed that 2017 bonuses to each of them would be at least equal to 75% of his respective target bonus. As noted above, bonus awards for each of these executives for 2017 performance exceeded these minimum amounts. There are no bonus guarantees for these executives in 2018 or beyond.

2017 Long-Term Incentive Awards

Each of our NEOs has a target long-term incentive award pursuant to the terms of their employment agreement or offer letter. For each of our executive officers, their 2017 long-term incentive awards consist of an allocation of time-vested AGNC RSUs, performance-vested AGNC RSUs, and time-vested PIP awards in MTGE, in each case as determined by the Compensation Committee.

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EXECUTIVE COMPENSATION

These 2017 long-term incentive awards made by the Compensation Committee were at each NEO’s target levels as specified in their respective employment agreement or offer letter, as applicable, and are reflected in the following table:

Mix of Long-Term Incentive Awards
NEO	AGNC Time-Vested RSUs(1) ($)	AGNC Performance-Vested RSUs(2) ($)	MTGE PIP Shares(1) ($)	Total Value of Award ($)
Gary D. Kain	1,889,990	2,700,010	810,000	5,400,000
Peter J. Federico	629,994	900,006	270,000	1,800,000
Christopher J. Kuehl	349,994	700,006	350,000	1,400,000
Aaron J. Pas	212,506	106,244	106,250	425,000
Kenneth L. Pollack	120,000	60,000	60,000	240,000

[1]	Awards vest annually over a three-year period, and distributions may be deferred for up to 10 years.

[2]	Represents target grant-date fair value and assumes performance achievement at 100% of target. Performance payouts may range from 0% to 200% of target based on actual performance. Awards are subject to 3-year cliff vesting and distributions may be deferred for up to 10 years. See “Incentive Compensation” in “Compensation Discussion and Analysis.”

The grant-date fair value of these awards is included in the Summary Compensation Table and Grants of Plan-Based Awards Table below. The ultimate value of the AGNC RSUs will depend on AGNC’s total stockholder return over the vesting period, and in the case of the performance-vested RSUs, AGNC’s absolute and relative economic return over the three-year performance period. The ultimate value of the MTGE PIP shares will depend on MTGE’s total stockholder return over the vesting period.

Other Compensation Policies and Practices

Stock Ownership Guidelines

We strongly encourage all of our executive officers to hold a significant number of shares of Company common stock. We have adopted stock ownership guidelines for our most senior officers in furtherance of this objective. The guidelines require our most senior executive officers to own, within five years of adoption of the policy or becoming subject to the policy, a minimum number of shares of our common stock based on a multiple of base salary, which is 6x for our CEO and Chief Investment Officer and 3x for our President and any Executive Vice President. Each executive officer is expected to retain at least 50% of the shares of common stock received upon vesting or earn-out of stock-based compensation, net of any shares withheld or sold to pay taxes on such income, until the foregoing ownership requirements are met.

The NEOs’ ownership of our common stock is shown in the table on pages 58 and 64 of this proxy statement. As of December 31, 2017, Mr. Kain held in excess of 12 times, and Messrs. Federico and Kuehl each held in excess of six times their respective base salary calculated in accordance with our guidelines. Shares of time-vested restricted stock units (net of anticipated tax withholdings) granted under the 2016 Plan (whether vested, unvested, or subject to a deferral election) are included in determining the number of shares held for this purpose.

Anti-Hedging and Pledging Policy

Our Board of Directors has adopted a policy prohibiting our executive officers and directors from any hedging, pledging, or entering into margin loans with respect to any shares of our common stock or from engaging in short sales of our common stock or entering into any other transaction or derivative agreement where he or she would earn a profit based on a decline of our stock price. By way of example, transactions prohibited under the policy may include options, short sales, puts, calls, or derivative actions such as forwards, futures, or swaps.

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Clawback Policy

We have adopted a clawback policy relating to recovery of certain excess performance-based compensation in the event of an accounting restatement by the Company due to material noncompliance with any financial reporting requirement under U.S. federal securities laws resulting at least in part from the willful fraud, dishonesty, or recklessness of one of the Company’s executive officers in the performance of his or her duties to the Company. Under this policy, the Company would be entitled to seek recovery of the portion of any performance-based compensation paid to our executive officers that would not have been earned had the Company’s restated financial statements been used in the determination of the amount of performance-based compensation originally awarded. This policy includes a three year look back period and will apply to compensation paid to our executive officers following the Internalization.

Employment Agreements

At the time of the Internalization, the Company inherited the employment agreements that Messrs. Kain, Federico, and Kuehl had in place with our external manager. The Compensation Committee, with the assistance of FW Cook, worked with each of these executives, who voluntarily agreed to negotiate new employment agreements that would shift the balance of their compensation from fixed elements to incentive compensation, thereby further aligning their interests with those of our stockholders on a short- and long-term basis. These new employment agreements, entered into in November 2016, secured the retention of these executives who had a track-record of strong performance. They also are intended to provide appropriate and balanced incentives toward achieving the annual and long-term strategic objectives set by the Compensation Committee and to create a stronger alignment of interests between our executives and our stockholders.

For example, in connection with the renegotiation of his employment agreement, Mr. Kain voluntarily agreed to significant reductions to his base and target incentive compensation to be implemented over the 18-month period following the Internalization. Mr. Kain’s base compensation prior to the Internalization and pursuant to the terms of his prior employment contract was indexed to overall stockholders’ equity of the Company and MTGE such that issuances of new equity in either company could result in an increase in his base pay. Mr. Kain’s annual base salary for 2017 reflected a reduction of approximately $1,000,000 from his base salary of $4.4 million at the time of the Internalization. Commencing January 1, 2018, Mr. Kain’s annual base salary has been further reduced to $1,800,000, per the terms of his amended employment agreement, which is a 59% reduction in Mr. Kain’s base salary over an 18-month period since the Internalization. In contrast to the employment agreement in effect at the time of the Internalization, Mr. Kain’s base salary did not increase as a result of the $1.4 billion in equity capital raised by the Company in 2017. Mr. Kain’s restructured employment agreement emphasizes performance-based compensation, and a full 88% of his target total compensation will be comprised of incentive compensation in 2018.

The employment agreements include certain severance payments and benefits if an NEO that is party to an employment agreement is terminated by the Company without “cause” or by the NEO for “good reason,” as each term is defined in each respective employment agreement, and were the result of arms-length negotiations with these NEOs. The severance provisions included in the employment agreements related to a change of control include a “double trigger” requirement, which we determined was appropriate and in the best interest of our stockholders. See “Severance and Change of Control Payments” below. The employment agreements with these NEOs also include covenants related to post-employment obligations in areas such as competition with us, solicitation of our employees, and the confidentiality of certain information.

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The Compensation Committee reviews the compensation of our executive officers on an annual basis and will make adjustments when warranted by personal performance and internal and external pay equity. After reviewing the overall compensation program for Mr. Pollack, Mr. Pollack’s role in the Company, the contributions he has made and is expected to make in the future, and the compensation paid to general counsels of other mortgage REITs and asset management companies, the Committee determined that adjustments to Mr. Pollack’s compensation were warranted. On December 18, 2017, the Company entered into an employment agreement with Mr. Pollack, effective January 1, 2018. Pursuant to the terms of the employment agreement effective January 1, 2018, Mr. Pollack’s base salary will be increased from $425,000 to $500,000 per year, and his target annual long-term equity incentive award will be increased from 80% to 100% of his base salary. The target percentage for his annual cash bonus was unchanged and remains set at 100% of his base salary. Mr. Pollack will be eligible to receive certain severance benefits if his employment is terminated by the Company without cause or in relation to a change of control or by Mr. Pollack for good reason, consistent with those provided for other NEOs as outlined above and as set forth in his employment agreement. Mr. Pollack is also subject to restrictive covenants if his employment with the Company is terminated.

Retention Bonus Payment

We completed the Internalization in part to reduce our overall cost of operations and to ensure the ongoing continuity of our business and relationship with our portfolio management team. As part of a retention bonus award granted in connection with the Internalization, Mr. Pas (who was not an executive officer of the Company at the time this award was granted) received a bonus of $398,438 on each of March 1, 2017 and March 1, 2018.

Risk Assessment and Compensation

The Compensation Committee regularly monitors the risks and rewards associated with our compensation program. The Compensation Committee also established our compensation program with the intent to align our interests with stockholders and prevent unnecessary or excessive risk-taking. We believe that our compensation policies and practices are well balanced and designed to avoid creating incentives that encourage unnecessary or excessive risks that could potentially have a material adverse effect on our Company. As described in this Compensation Discussion and Analysis section, we use variable compensation for all of our NEOs, with a focus on performance. We have designed a compensation program that contains a mix of short- and long-term, cash and equity incentive compensation to ensure management focuses on the long-term impact of short-term decisions and that management’s interests are aligned with stockholders. Compliance with the operational risk management guidelines designed to address excessive risk taking and approved by our Board is part of the strategic measures within our scorecard objectives included in our compensation program. The Compensation Committee continually assesses our executive compensation programs and has implemented additional policies and practices that we believe have further mitigated compensation driven risk, including the adoption of a clawback policy applicable to the period following the Internalization and senior executive officer stock ownership guidelines, as described above.

Tax Considerations

Section 162(m) of the Code generally prohibited any publicly held corporation from taking a federal income tax deduction for compensation in excess of $1 million in any taxable year to an executive officer who is named in the Summary Compensation Table. Exceptions were made for qualified performance-based compensation, among other things. The Tax Cuts and Jobs Act, which was signed into law December 22, 2017, eliminated this performance-based exception, effective January 1, 2018, subject to a special rule that

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“grandfathers” certain awards and arrangements that were in effect on or before November 2, 2017. In structuring our compensation programs, the Compensation Committee had considered this and other provisions; however, the Compensation Committee did not believe that it was necessarily in our best interests and the best interests of our stockholders for all compensation to meet the requirements of Section 162(m) for deductibility. Annual bonuses and time-vesting awards made under the 2016 Plan and the MTGE PIP were not qualified performance awards under Section 162(m), as the Compensation Committee determined that it was appropriate at times to make compensation awards that were non-deductible under Section 162(m) given our overall compensation objectives and considering that as a REIT, we are generally not subject to federal and state corporate income tax. From and after January 1, 2018, compensation awarded in excess of $1 million to our NEOs generally will not be deductible. While the Tax Cuts and Jobs Act will limit the deductibility of compensation paid to the NEOs, the Committee will continue to retain flexibility to design compensation programs that are in the best long-term interests of the Company and our stockholders, with deductibility of compensation being one of a variety of considerations.

Report of the Compensation and Corporate Governance Committee

Our Compensation and Corporate Governance Committee reviewed and discussed with our management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on that review and discussions, our Compensation and Corporate Governance Committee recommends to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

By the Compensation and Corporate

Governance Committee:

Morris A. Davis, Chair

Larry K. Harvey

Prue B. Larocca

Paul E. Mullings

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Summary Compensation Table

The following table provides information concerning the compensation of our NEOs earned during our fiscal year ended December 31, 2017 and for the period from July 1, 2016 through December 31, 2016. Prior to July 1, 2016 and to the extent that our NEOs provided service to us, they were compensated by our former external manager and not directly by the Company. We did not pay any compensation to our NEOs prior to the Internalization. Consequently, we did not pay any compensation directly to the NEOs in 2015 either.

In the column “Salary,” we disclose the amount of base salary paid to the NEO during the fiscal year. See “Employment Agreements” under “Compensation Discussion and Analysis,” above, for a description of the base salaries payable under each NEO’s employment agreement. In the column “Bonus,” we disclose the amount of short-term cash incentive payments earned by the NEO during the fiscal year. See “Annual Cash Bonus” for a description of the annual scorecard for calculating the cash component of our incentive compensation awards for 2017 that were paid in 2018, and which are included in the Summary Compensation Table for 2017. In the column “Stock Awards,” we disclose awards of RSUs under the 2016 Plan, which includes both performance-based vesting and time-based vesting awards. The grant date fair value of the RSU awards assumes performance achievement at 100% of the target amount. Performance payouts may range from 0% to 200% of the target amount based on actual performance achieved. See “Equity Incentive Compensation” under “Compensation Discussion and Analysis,” above.

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In the column “Non-Equity Incentive Plan Compensation,” we disclose the amount of the NEO’s awards under the MTGE PIP equal to the cash amount that we funded for the purchase of MTGE shares on the open market, which are held in a trust for the participant until distribution. See “Equity Incentive Compensation” under “Compensation Discussion and Analysis,” above. The amounts in the column “All Other Compensation” represent employer matches for employee contributions to our 401(k) plan. The NEOs did not have any perquisites or other personal benefits in excess of the reporting thresholds during the fiscal year.

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Gary D. Kain Chief Executive Officer, President and Chief Investment Officer	2017	3,400,000	7,437,797	4,590,000	810,000	8,100	16,245,897
	2016	2,194,915	3,308,254	–	–	–	5,503,169

Peter J. Federico Executive Vice President and Chief Financial Officer	2017	900,000	2,180,462	1,530,000	270,000	8,100	4,888,562
	2016	416,667	969,846	740,424	–	–	2,126,937

Christopher J. Kuehl Executive Vice President	2017	900,000	1,876,480	1,050,000	350,000	8,100	4,184,580
	2016	450,000	848,000	1,073,758	–	–	2,371,758

Aaron J. Pas Senior Vice President	2017	425,000	720,120	318,750	106,250	8,100	1,578,220
	2016	212,500	337,875	–	–	–	550,375

Kenneth L. Pollack Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	2017	420,833	480,080	180,000	60,000	8,100	1,149,013
	2016	200,000	174,000	–	–	3,975	377,975

(1)	As noted above, because our executive officers prior to the Internalization (which closed on July 1, 2016) received compensation from our external manager or its affiliates and not us, our 2016 compensation includes only six months of compensation. It also does not include annual long-term incentive awards under the 2016 Plan or MTGE PIP, which were first made in February 2017, but does include one-time grants made to Messrs. Federico and Kuehl in 2016 pursuant to their amended employment agreements.
(2)	The amounts reported in the “Stock Awards” column represent the grant date fair value of each award calculated in accordance with ASC 718, as required by SEC regulations. The fair market value of a stock award is based on the fair market value of our stock on the date of grant.

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Grants of Plan-Based Awards in Fiscal Year 2017

In this table we provide information about each grant of an award made to an NEO during our fiscal year ended December 31, 2017 under the 2016 Plan for the AGNC awards and under the MTGE PIP for the MTGE awards. See “Equity Incentive Compensation” in “Compensation Discussion and Analysis” above for a description of the plans and awards. Amounts included in the “Estimated future payouts under non-equity incentive plan awards” are valued equal to the amount of cash we funded for the purchase of MTGE stock on the open market. Amounts included in the “Grant date fair value of stock awards” column are valued in accordance with ASC 718 without reduction of any assumed forfeitures.

Name	Award Type(1)	Grant date(2)	Estimated Future Payouts under Non-Equity Incentive Plan Awards(3)	Estimated Future Payouts Under Equity Incentive Plan Awards(4)			Grant date fair value of stock awards(5)
				Threshold (#)	Target (#)	Maximum (#)
Gary D. Kain
	MTGE PIP Time-Based Vesting	2/22/17	$810,000
	AGNC Time-Based Vesting RSUs	3/1/17		N/A	97,472	N/A	$1,889,990
	AGNC Performance-Based Vesting RSUs	3/1/17		0	139,472	278,494	$2,700,010

Peter J. Federico
	MTGE PIP Time-Based Vesting	2/22/17	$270,000
	AGNC Time-Based Vesting RSUs	3/1/17		N/A	32,490	N/A	$629,994
	AGNC Performance-Based Vesting RSUs	3/1/17		0	46,415	92,830	$900,006

Christopher J. Kuehl
	MTGE PIP Time-Based Vesting	2/22/17	$350,000
	AGNC Time-Based Vesting RSUs	3/1/17		N/A	18,050	N/A	$349,994
	AGNC Performance-Based Vesting RSUs	3/1/17		0	36,101	72,202	$700,006

Aaron J. Pas
	MTGE PIP Time-Based Vesting	2/22/17	$106,250
	AGNC Time-Based Vesting RSUs	3/1/17		N/A	10,959	N/A	$212,506
	AGNC Performance-Based Vesting RSUs	3/1/17		0	5,479	10,958	$106,244

Kenneth L. Pollack
	MTGE PIP Time-Based Vesting	2/22/17	$60,000
	AGNC Time-Based Vesting RSUs	3/1/17		N/A	6,188	N/A	$120,000
	AGNC Performance-Based Vesting RSUs	3/1/17		0	3,094	6,188	$60,000

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(1)	MTGE PIP Time-Based Vesting and AGNC Time-Based Vesting RSU awards vest ratably over a three-year period in three equal installments. AGNC Performance-Based Vesting RSU awards are subject to 3-year cliff vesting and meeting performance conditions. Awards were granted to each of Messrs. Kain, Federico, Kuehl and Pollack pursuant to the terms of his respective employment agreement or offer letter, as applicable.
(2)	The Compensation Committee approved all grants of plan based awards in fiscal year 2017 at a meeting held on February 22, 2017.
(3)	Excludes dividend reinvestments.
(4)	Excludes accrued dividend equivalent units.
(5)	AGNC Performance-Based Vesting RSUs’ grant date fair value assumes performance achievement at 100% of target. Performance payouts may range from 0% to 200% of target based on actual performance achieved.

Outstanding Equity Awards at Fiscal Year-End

In this table we provide information about awards under the 2016 Plan that have not vested and are outstanding as of December 31, 2017, for each NEO.

	Stock awards(1)
Name	Number of shares or units of stock that have not vested(2) (#)	Market value of shares or units of stock that have not vested(8) ($)
Gary D. Kain	258,226(3)	5,213,583
Peter J. Federico	117,030(4)	2,362,836
Christopher J. Kuehl	103,962(5)	2,098,993
Aaron J. Pas	17,933(6)	362,067
Kenneth L. Pollack	10,126(7)	204,444

(1)	Award was granted as an RSU.
(2)	Includes accrued dividend equivalent units. Assumes performance achievement at 100% of target for AGNC Performance-Based Vesting RSUs.
(3)	Of these units, 106,328 consist of time-based vesting RSUs, which vest ratably over a three-year period with the first vesting date on March 15, 2018, and 151,898 consist of performance-based vesting RSUs, which subject to meeting the performance conditions vest on March 15, 2020.
(4)	Of these units, 30,954 consist of time-based vesting RSUs, which vest ratably over a two-year period with the next vesting date on December 14, 2018; 35,445 consist of time-based vesting RSUs, which vest ratably over a three-year period, with the first vesting date on March 15, 2018; and 50,631 consist of performance-based vesting RSUs, which subject to meeting the performance conditions vest on March 15, 2020.
(5)	Of these units, 44,891 consist of time-based vesting RSUs, which vest ratably over a two-year period with the next vesting date on December 14, 2018; 19,690 consist of time-based vesting RSUs, which vest ratably over a three-year period, with the first vesting date on March 15, 2018; and 39,381 consist of performance-based vesting RSUs, which subject to meeting the performance conditions vest on March 15, 2020.
(6)	Of these units, 11,958 consist of time-based vesting RSUs, which vest ratably over a three-year period with the first vesting date on March 15, 2018; and 5,975 consist of performance-based vesting RSUs, which subject to meeting the performance conditions vest on March 15, 2020.
(7)	Of these units, 6,752 consist of time-based vesting RSUs, which vest ratably over a three-year period with the first vesting date on March 15, 2018, and 3,374 consist of performance-based vesting RSUs, which subject to meeting the performance conditions vest on March 15, 2020.
(8)	Market value computed by multiplying the closing market price of our stock on December 29, 2017, or $20.19, by the number of units.

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In this table we provide information about awards under the 2016 Plan that vested in 2017 for each NEO.

	Stock Awards
Name	Number of shares or units of stock acquired on vesting (#)	Value realized on vesting ($)
Gary D. Kain	–	–
Peter J. Federico	15,347	313,386
Christopher J. Kuehl	22,255	454,447
Aaron J. Pas	–	–
Kenneth L. Pollack	–	–

Severance and Change of Control Payments

Employment Agreements

Each of the employment agreements with Messrs. Kain, Federico, Kuehl, and Pollack contains provisions for payments upon certain events as set forth below. References to severance and change of control provisions in the paragraphs below for Mr. Pollack are pursuant to his employment agreement that became effective January 1, 2018.

Termination by the Board of Directors Without Cause or Termination by the Executive for Good Reason

If the employment of Messrs. Kain, Federico, Kuehl, or Pollack terminates by reason of a Termination Without Cause or Termination For Good Reason, each as defined in their employment agreements, and such termination does not occur during the 21-month period (24-months in the case of Mr. Pollack) following a Change of Control, each such executive would be entitled to the following payments from the Company, as applicable, in addition to the payments listed below under “All Terminations”: (a) an amount equal to the product of (i) 2.5 for Mr. Kain, 1.5 for Mr. Federico or 1.0 for Mr. Kuehl and Mr. Pollack, multiplied by (ii) the sum of (A) the executive’s annual base salary at the time of such termination, plus (B) the target value of the executive’s annual cash bonus for the year in which such termination occurs (the “Severance Amount”), paid over 30, 18, 12 and 12 months to Messrs. Kain, Federico, Kuehl and Pollack, respectively; (b) a pro rata portion of the annual cash bonus the executive would have been entitled to receive if he had remained employed through December 31 of the year in which such termination occurs (as determined by the Compensation Committee but assuming that all qualitative and subjective performance metrics were achieved at their target level); (c) reimbursements under COBRA, or substitute payments, for the executive and his eligible dependents for up to 18 months (12 months in the case of Mr. Pollack); (d) acceleration of any outstanding unvested equity awards; and (e) if such termination had occurred on or prior to December 31, 2017 (for Mr. Kain) or occurs on or prior to December 31, 2018 (for Messrs. Federico and Kuehl), a pro rata portion of the aggregate target fair value of the executive’s annual long-term incentive award for the portion of the year elapsed prior to termination, payable in a single lump sum on the first payroll date following the 60th day after termination (the “Pro Rata LTIA Payment”). In addition, if Mr. Kuehl remains unemployed on the first anniversary of such termination, he would be entitled to an amount equal to the product of 0.5, multiplied by the sum of his annual base salary at the time of such termination, plus the target value of his annual cash bonus for the year in which such termination occurred, paid over the following six months.

Termination by the Board of Directors Without Cause or Termination by the Executive For Good Reason Following a Change of Control

If the employment of Messrs. Kain, Federico, Kuehl, or Pollack terminates by reason of a Termination Without Cause or Termination For Good Reason, and such termination occurs during the 21-month period

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following a Change of Control (24-months in the case of Mr. Pollack), as defined in their employment agreements, each such executive would be entitled to the following (as applicable), in addition to the payments listed below under “All Terminations”: (a) an amount equal to the product of (i) 2.5 (for Mr. Kain), 1.5 (for Messrs. Federico or Kuehl) or 1.0 (for Mr. Pollack), multiplied by (ii) the sum of (A) the executive’s annual base salary at the time of such termination, plus (B) the target value of the executive’s annual cash bonus for the year in which such termination occurs, paid in a lump sum; (b) a pro rata portion of the target value of his annual cash bonus for the year in which such termination occurs; (c) COBRA reimbursements (or substitute payments) for him and his eligible dependents for up to 18 months (12 months in the case of Mr. Pollack); (d) acceleration of any outstanding unvested equity awards; and (e) if such termination occurs on or prior to December 31, 2017 (for Mr. Kain) or on or prior to December 31, 2018 (for Messrs. Federico and Kuehl), the Pro Rata LTIA Payment.

Death or Disability

If the employment period of Messrs. Kain, Federico, Kuehl, or Pollack terminates early by reason of death or disability, each executive (or his estate or eligible dependents, if applicable) is entitled to receive, in addition to the payments listed below under “All Terminations”: (i) a pro rata portion of the annual cash bonus the executive would have been entitled to receive if he had remained employed through December 31 of the year in which such termination occurs (as determined by the Compensation Committee but assuming that he achieved all qualitative and subjective performance metrics at their target level), payable in a lump sum; (ii) COBRA reimbursements (or substitute payments) for the executive and his eligible dependents for up to 18 months; (iii) acceleration of any outstanding unvested equity awards; and (iv) if such termination occurs on or prior to December 31, 2017 (for Mr. Kain) or on or prior to December 31, 2018 for Messrs. Federico and Kuehl, the Pro Rata LTIA Payment.

All Terminations

If the employment period of Messrs. Kain, Federico, Kuehl, or Pollack terminates early for any reason, each executive is entitled to receive (i) any earned but unpaid base salary; (ii) any annual cash bonus that has been earned for a calendar year prior to termination but is unpaid (but only if not a Termination For Cause or a voluntary termination by the executive for any reason other than Good Reason); (iii) any unpaid reimbursable expenses that have been incurred by the executive; (iv) any plan benefits which by their terms extend beyond termination of employment; and (v) any COBRA benefits generally available to employees.

In addition, each of the employments agreements contains a non-competition provision that prevents the officer from participating as an officer, employee, director, partner, stockholder, consultant or otherwise, in any type of business that engages in the Company’s business for a certain restricted period. Each of the employment agreements also contains a provision preventing the executive from soliciting any of our employees or interfering in a similar manner with our business during such restricted period.

Equity Plans

The 2016 Plan includes “double-trigger” acceleration provisions with respect to the vesting of awards in connection with a Change of Control of the Company (as defined in the 2016 Plan). Under the 2016 Plan, the vesting of awards may accelerate in connection with a Change of Control where either (1) within a specified period the participant experiences a qualifying termination of employment or service, as applicable, in a manner described in the award agreement or (2) the award is not continued, assumed, or converted into a replacement award in a manner described in the applicable award agreement.

The MTGE PIP also includes “double-trigger” acceleration provisions with respect to the vesting of awards in connection with a change of control of the Company or AMM, as defined in the MTGE PIP. Upon a

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change of control where either (A) within 24 months following such change of control, the executive’s employment or service is terminated without cause or (B) the award is not continued, assumed, or converted into substantially similar replacement awards in connection with such change of control, or upon death or disability, the executive will become fully vested in his or her MTGE PIP award account.

The following table summarizes the estimated payments to be made under the employment or letter agreement for each NEO at, following, or in connection with any termination of employment, including by the Company without cause or by the executive for good reason, death or disability and upon a change of control. In accordance with SEC regulations, the following table does not include any amount to be provided to an NEO under any arrangement that does not discriminate in scope, terms or operation in favor of the NEO and that are available generally to all salaried employees. Also, the following table does not duplicate information already provided in the outstanding equity awards at fiscal year-end table, except to the extent that the amount payable to the NEO would be enhanced by the termination event. The amounts in the following table are hypothetical and based on SEC regulations. Actual payments will depend on the circumstances and timing of any termination.

In accordance with SEC regulations, for purposes of the quantitative disclosure in the following table, we have assumed that the termination took place on December 31, 2017, and that the price per share of our common stock is the closing market price as of December 29, 2017, or $20.19.

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The information below constitutes forward-looking statements for purposes of the Private Litigation Securities Reform Act of 1995.

NEO Benefits and Payments upon Termination	Termination by Company Without Cause or Termination by Executive for Good Reason ($)		Termination by Company Without Cause or Termination by Executive for Good Reason, each in connection with a Change in Control ($)		Death or Disability ($)	Termination by Company for Cause or Voluntary Termination by Executive without Good Reason ($)
Gary D. Kain
Severance Amount	23,850,000	(1)	23,850,000	(2)	–	–
Base Salary	–		–		–	–
Cash Bonus(3)	6,140,000		6,140,000		6,140,000	–
Accelerated Equity Awards(4)	5,213,583		–		–	–
Accelerated Non-Equity Incentive Compensation(5)	1,015,181		–		–	–
Pro Rata LTIA Payment(2)	5,400,000		5,400,000		5,400,000	–
Insurance Benefits(6)	44,421		44,421		44,421	–
TOTAL:	41,663,185		35,434,421		11,584,421

Peter J. Federico
Severance Amount	4,050,000	(1)	4,050,000	(2)	–	–
Base Salary	–		–		–	–
Cash Bonus(3)	1,800,000		1,800,000		1,800,000	–
Accelerated Equity Awards	2,362,836		2,362,836		2,362,836	–
Accelerated Non-Equity Incentive Compensation(5)	338,394		338,394		338,394	–
Pro Rata LTIA Payment(2)	1,800,000		1,800,000		1,800,000	–
Insurance Benefits	44,421		44,421		44,421	–
TOTAL:	10,395,651		10,395,651		6,345,651

Christopher J. Kuehl
Severance Amount	2,502,000	(1)(7)	2,502,000	(2)(7)	–	–
Base Salary	–		–		–	–
Cash Bonus(3)	1,602,000		1,602,000		1,602,000	–
Accelerated Equity Awards	2,098,993		2,098,993		2,098,993	–
Accelerated Non-Equity Incentive Compensation(5)	438,634		438,634		438,634	–
Pro Rata LTIA Payment(2)	1,400,000		1,400,000		1,400,000	–
Insurance Benefits	44,421		44,421		44,421	–
TOTAL:	8,086,048		8,086,048		5,584,048

Aaron J. Pas
Severance Amount	398,438	(8)(9)	398,438	(8)(9)	–	–
Base Salary	–		–		–	–
Cash Bonus	–		–		–	–
Accelerated Equity Awards	–		–		–	–
Accelerated Non-Equity Incentive Compensation(5)	–		–		–	–
Insurance Benefits	–		–		–	–
TOTAL:	398,438		398,438

62    AGNC INVESTMENT CORP. – Proxy Statement

EXECUTIVE COMPENSATION

NEO Benefits and Payments upon Termination	Termination by Company Without Cause or Termination by Executive for Good Reason ($)		Termination by Company Without Cause or Termination by Executive for Good Reason, each in connection with a Change in Control ($)		Death or Disability ($)	Termination by Company for Cause or Voluntary Termination by Executive without Good Reason ($)

Kenneth L. Pollack
Severance Amount	255,167	(8)(10)	255,167	(8)(10)	–	–
Base Salary	–		–		–	–
Cash Bonus	–		–		–	–
Accelerated Equity Awards	–		–		–	–
Accelerated Non-Equity Incentive Compensation(5)	–		–		–	–
Insurance Benefits	–		–		–	–
TOTAL:	255,167		255,167

(1)	Payable over a period of 30 months, 18 months, and 12 months for Messrs. Kain, Federico, and Kuehl, respectively.
(2)	Payable in a lump sum on the first payroll date 60 days after termination. Mr. Kain’s eligibility for the Pro Rata LTIA Payment expired on December 31, 2017, and Messrs. Federico’s and Kuehl’s eligibility to receive the Pro Rata LTIA Payment expires on December 31, 2018.
(3)	Payable in a lump sum by March 15 of the calendar year following the calendar year in which termination occurs.
(4)	Assumes performance at 100% of target for AGNC Performance-Based Vesting Awards.
(5)	Awards under the MTGE PIP.
(6)	Insurance Benefits are based on the December 2017 monthly payment for Health, Dental, Vision, Life, and Disability coverage for each NEO.
(7)	Mr. Kuehl would be entitled to an additional $1,251,000 if he were to remain unemployed as of December 31, 2018, payable equally over the period from January 1, 2019 to June 30, 2019, unless he were to become employed by another employer during this period in 2019.
(8)	Payable in a lump sum.
(9)	Payable only if terminated by the Company Without Cause.
(10)	Amount is calculated in accordance with Mr. Pollack’s offer letter in effect as of December 31, 2017 and is $1,050,000, net of salary and bonus paid to him in 2016 and 2017.

CEO Compensation Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we determined that the 2017 total compensation of Gary Kain, our Chief Executive Officer, President and Chief Investment Officer of $16,245,897, as shown in the Summary Compensation Table above (the “CEO Compensation”), was approximately 76 times the total compensation of a median employee in 2017 calculated in the same manner of $213,019.

We identified the median employee using the annual base salary and expected bonus, as of December 31, 2017, plus any long-term incentive stock awards granted in 2017 for all individuals, excluding our Chief Executive Officer, who were employed by us on December 31, 2017, the last day of our payroll year (whether employed on a full-time, part-time, or seasonal basis). After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our CEO Compensation.

AGNC INVESTMENT CORP. – Proxy Statement    63

INFORMATION REGARDING COMPANY VOTING SECURITIES

INFORMATION REGARDING COMPANY VOTING SECURITIES

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth, as of February 26, 2018 (unless otherwise indicated), the beneficial ownership of common stock of each current director, each nominee for director, each of our executive officers, our executive officers and directors as a group, and each stockholder known to management to own beneficially more than 5% of the outstanding shares of our common stock. Unless otherwise indicated, we believe that the beneficial owners set forth in the table below have sole voting and investment power. As of February 26, 2018, there were 391,316,840 shares of our common stock outstanding.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Beneficial Owners of more than 5%:
BlackRock, Inc.(1)	35,339,656	9.03%
55 East 52nd Street New York, NY 10055
The Vanguard Group(2)	32,953,662	8.42%
100 Vanguard Blvd. Malvern, PA 19355
Directors and Named Executive Officers:(3)
Gary D. Kain	1,023,094	*
Peter J. Federico	257,063	*
Christopher J. Kuehl	267,804	*
Morris A. Davis	–	–
Larry K. Harvey	17,500	*
Prue B. Larocca	6,482	*
Paul E. Mullings	–	–
Aaron J. Pas	–	–
Kenneth L. Pollack	1,000	*
Directors and Executive Officers as a group (10 persons)	1,579,464	*

*	Less than one percent.
(1)	This information is based on a Schedule 13G/A filed with the SEC on January 29, 2018 by BlackRock, Inc., as a parent holding company or control person of certain named funds (“BlackRock”). BlackRock is the beneficial owner of 35,339,656 shares and has the sole power to dispose or direct the disposition of 35,339,656 of such shares and sole power to vote or direct the vote of 31,986,244 of such shares.
(2)	This information is based on a Schedule 13G/A filed with the SEC on February 8, 2018 by The Vanguard Group, Inc. (“Vanguard”), as an investment adviser. Vanguard is the beneficial owner of 32,953,662 shares and has the sole power to dispose or direct the disposition of 32,516,531 of such shares, shared power to dispose or direct the disposition of 437,131 of such shares, sole power to vote or direct the vote of 283,312 of such shares and shared power to vote or direct the vote of 174,291 of such shares.
(3)	The address of each of the executive officers and directors listed above is c/o AGNC Investment Corp., 2 Bethesda Metro Center, 12th Floor, Bethesda, MD 20814.

64    AGNC INVESTMENT CORP. – Proxy Statement

INFORMATION REGARDING COMPANY VOTING SECURITIES

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of SEC Regulation S-K require that our directors and executive officers, and any persons holding more than 10% of our common stock report their ownership of such equity securities and any subsequent changes in that ownership to the SEC, The Nasdaq Global Select Market and to us. Based on a review of the written statements and copies of such reports furnished to us by our executive officers, directors, and greater than 10% beneficial owners, we believe that during fiscal year 2017 all Section 16(a) filing requirements applicable to our executive officers, directors, and beneficial owners of 10% or more of our common stock were timely satisfied.

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QUESTIONS AND ANSWERS ABOUT STOCKHOLDER COMMUNICATIONS AND PROPOSALS

QUESTIONS AND ANSWERS ABOUT STOCKHOLDER COMMUNICATIONS AND PROPOSALS

1.	WHO IS RESPONSIBLE FOR STOCKHOLDER COMMUNICATIONS?

The Board of Directors is of the view that management is primarily responsible for all communications on behalf of AGNC with stockholders and the public at large. Thus, in addition to our executive officers, we employ a Vice President, Investor Relations, whose primary responsibilities and those of certain members of her staff include investor and stockholder relations.

2.	HOW DO I COMMUNICATE WITH THE COMPANY’S BOARD OF DIRECTORS?

Stockholders who wish to communicate with our Board of Directors or with a particular director may send a letter to our Secretary at AGNC Investment Corp., 2 Bethesda Metro Center, 12th Floor, Bethesda, MD 20814. Any communication should clearly specify that it is intended to be made to the entire Board of Directors or to one or more particular director(s).

Under this process, our Secretary reviews all such correspondence and will forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by AGNC that is addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing matters are immediately brought to the attention of the Chair of the Audit Committee and handled in accordance with procedures approved by the Board of Directors with respect to such matters.

A copy of such procedures for the submission and handling of complaints or concerns regarding accounting, internal accounting controls, or auditing matters is included in our Code of Ethics, which is published in the Investor Relations section of our web site at www.AGNC.com.

3.	HOW CAN A STOCKHOLDER NOMINATE A DIRECTOR OR SUBMIT A PROPOSAL FOR THE 2019 ANNUAL MEETING?

Stockholder proposals or nominees for election to the Board of Directors must be made in accordance with the procedures set forth in our Bylaws and described in the following question, and not the procedures set forth in the preceding paragraph.

4.	HOW CAN A STOCKHOLDER SUBMIT A PROPOSAL FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS?

Proposals received from common stockholders in accordance with Rule 14a-8 under the Exchange Act are given careful consideration by our Compensation Committee and our Board of Directors. If a common stockholder intends to present a proposal at the 2019 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, in order for such stockholder proposal to be included in our proxy statement and proxy card for that meeting, the stockholder proposal must be received by our Secretary at AGNC Investment Corp., 2 Bethesda Metro Center, 12th Floor, Bethesda, Maryland 20814, on or before November 9, 2018, unless the date of the 2019 annual meeting of stockholders has been changed by more than 30 days from April 19, 2019; then the deadline is a reasonable time before we begin to print and send our proxy materials.

66    AGNC INVESTMENT CORP. – Proxy Statement

QUESTIONS AND ANSWERS ABOUT STOCKHOLDER COMMUNICATIONS AND PROPOSALS

If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be included in our proxy statement and proxy card relating to such meeting. Nothing in the response to this question shall be deemed to require us to include any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC in effect at that time.

In order for a proposal by a common stockholder submitted outside of Rule 14a-8, including any nominations for election to the Board of Directors made by common stockholders, to be considered at the 2019 annual meeting of stockholders, such proposal must be made by written notice (setting forth the information required by our current Bylaws) and received by our Secretary not less than sixty and not more than ninety days in advance of the 2019 annual meeting.

Such proposals should be submitted by certified mail, return receipt requested.

5.	HOW CAN I OBTAIN A COPY OF THE COMPANY’S 2017 ANNUAL REPORT ON FORM 10-K AND OTHER SEC FILINGS?

A copy of our 2017 annual report on Form 10-K containing audited financial statements was delivered or made available with this proxy statement. Additional copies of our 2017 annual report on Form 10-K (without exhibits, unless otherwise requested) are available in print, free of charge, to stockholders requesting a copy by writing to: AGNC Investment Corp., Investor Relations, 2 Bethesda Metro Center, 12th Floor, Bethesda, Maryland 20814, or by calling (301) 968-9300. You may review our filings with the SEC by visiting the SEC’s home page on the internet at http://www.sec.gov or by visiting the Investors section of our web site at www.AGNC.com.

AGNC INVESTMENT CORP. – Proxy Statement    67

QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING AND VOTING

QUESTIONS AND ANSWERS

ABOUT THE 2018 ANNUAL MEETING AND VOTING

1.	WHY DID I RECEIVE THESE PROXY MATERIALS?

Our Board of Directors is furnishing this proxy statement to you to solicit proxies on its behalf to be voted at the Annual Meeting on Thursday, April 19, 2018, at 9:00 a.m., Eastern Time, at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814. The proxies also may be voted at any postponement or adjournment of the meeting.

All properly executed written proxies, and all properly completed proxies submitted by telephone or by the internet, that are timely delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy unless the proxy is revoked before the completion of voting at the meeting.

2.	WHAT ITEMS WILL BE CONSIDERED AND VOTED ON AT THE ANNUAL MEETING?

Proposal	Board Recommendations
1) Election of five directors, each to serve a one-year term and until his or her successor is elected and qualified	FOR each of the nominees of the Board of Directors
2) Approve an amendment to the Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock	FOR increasing the number of authorized common shares
3) Approve an advisory resolution on executive compensation	FOR the advisory resolution
4) Ratification of the appointment of Ernst & Young LLP to serve as our independent public accountant for the year ending December 31, 2018	FOR the ratification of appointment

The Board of Directors does not intend to bring other matters before the Annual Meeting except items incidental to the conduct of the meeting. However, on all other matters properly brought before the meeting, or any postponement or adjournment thereof, by the Board of Directors or others, the persons named as proxies in the accompanying proxy card, or their substitutes, will vote in accordance with their discretion.

3.	WHAT IS A PROXY?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Peter J. Federico and Kenneth L. Pollack have been designated as proxies by the Board of Directors for the Annual Meeting.

4.	WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the Annual Meeting is February 26, 2018 (the “record date”). The record date is established by the Board of Directors and only common stockholders of record at the close of business on the record date are entitled to:

a.	receive notice of the meeting; and

b.	vote at the meeting and any postponement or adjournment of the meeting.

Each common stockholder of record on the record date is entitled to one vote for each share of common stock held. On the record date, there were 391,316,840 shares of common stock outstanding.

68    AGNC INVESTMENT CORP. – Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING AND VOTING

5.	WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of common stock are registered in your name on the books and records of our transfer agent, you are a common stockholder of record.

If your shares of common stock are held for you through an intermediary in the name of your broker, bank or other nominee, your shares are held in street name. The answer to Question 10 below describes brokers’ discretionary voting authority and when your broker, bank or other nominee is permitted to vote your shares of common stock without instructions from you. For shares held through a benefit or compensation plan or a broker, bank, or other nominee, you may vote by submitting voting instructions to your plan trustee, broker, bank or nominee. If you attend the Annual Meeting, you may withdraw your proxy and vote in person.

It is important that you vote your shares of common stock if you are a stockholder of record and, if you hold shares in street name, that you provide appropriate voting instructions to your broker, bank, or other nominee as discussed in the answer to Question 10 below.

6.	WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

You may submit your proxy or vote your shares of our common stock by any of the following methods:

By Telephone or the Internet—Common stockholders can vote their shares via telephone or the internet as instructed in the proxy card or the voting instruction form. The telephone and internet procedures are designed to authenticate a stockholder’s identity, to allow common stockholders to vote their shares and to confirm that their instructions have been properly recorded.

By Mail—A common stockholder who receives a paper proxy card or voting instruction form or requests a paper proxy card or voting instruction form by telephone or internet may elect to vote by mail and should complete, sign and date the proxy card or voting instruction form and mail it in the pre-addressed envelope that accompanies the delivery of the proxy card or voting instruction form. For common stockholders of record, proxy cards submitted by mail must be received by the date and time of the Annual Meeting. For common stockholders who hold their shares through an intermediary, such as a broker, bank, or other nominee, the voting instruction form submitted by mail must be mailed by the deadline imposed by your broker, bank, or other nominee for your shares to be voted.

In Person—Shares of common stock held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares of common stock held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a “legal” proxy from the broker, bank, or other nominee that holds your shares giving you the right to vote the shares and bring that “legal” proxy to the meeting.

7.	WHO COUNTS THE VOTES?

Our transfer agent will receive and tabulate the proxies and certify the results.

8.	WHAT IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Stockholders should specify their voting choice for each matter on the accompanying proxy. If no specification is made, such shares will be voted “FOR” the election of the five director nominees, “FOR” the increase in the number of authorized shares of common stock, “FOR” the advisory resolution on executive compensation, and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent public accountant for the year ending December 31, 2018.

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QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING AND VOTING

9.	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares.

We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Investor Services. Computershare’s address is 462 South 4th St., Suite 1600, Louisville, KY 40202; you can reach Computershare at 1-800-733-5001 (from within the United States or Canada) or 781-575-3400 (from outside the United States or Canada).

10.	WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

Stockholders of Record—If you are a stockholder of record (see Question 5 above), your shares of common stock will not be voted if you do not provide your proxy unless you vote in person at the Annual Meeting. It is important that you vote your shares.

Street Name Holders—If your shares of common stock are held in street name (see Question 5 above) and you do not provide your signed and dated voting instruction form to your broker, bank, or other nominee, your shares may be voted by your broker, bank, or other nominee but only under certain circumstances. Specifically, under applicable rules, shares held in the name of your broker, bank or other nominee may be voted by your broker, bank, or other nominee on certain “routine” matters if you do not provide voting instructions.

The only proposals to be voted on at the Annual Meeting that are considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares is the approval of the amendment to our Certificate of Incorporation to increase the authorized number of shares of common stock and the ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountant. The other proposals (specifically, the election of director nominees and the approval of the advisory resolution on executive compensation) are not considered “routine” under applicable rules, so the broker, bank, or other nominee cannot vote your shares on these proposals unless you provide to the broker, bank, or other nominee voting instructions for these matters. If you do not provide voting instructions on a non-routine matter, your shares of common stock will not be voted on the matter, which is referred to as a “broker non-vote.” It is, therefore, important that you vote your shares.

11.	ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions and broker non-votes will not be counted as votes cast and will not affect the outcome of the votes at the Annual Meeting. See Question 10 above for more information about broker non-votes.

12.	HOW CAN I REVOKE A PROXY?

The enclosed proxy is solicited on behalf of the Board of Directors and is revocable at any time prior to the voting of the proxy, by the filing of an instrument revoking it, or a duly executed proxy bearing a later date, with our Secretary, addressed to our principal executive offices at 2 Bethesda Metro Center, 12th Floor, Bethesda, Maryland 20814. In the event that you attend the Annual Meeting, you may revoke your proxy and cast your vote personally at the meeting.

13.	WHO WILL PAY THE COST OF THIS PROXY SOLICITATION?

We will bear the cost of soliciting proxies on the accompanying form. In addition to the use of mail, our officers and employees may solicit proxies by telephone or facsimile. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding our proxy materials to beneficial owners of our common stock.

70    AGNC INVESTMENT CORP. – Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING AND VOTING

14.	HOW DO I OBTAIN ADMISSION TO THE ANNUAL MEETING?

If you wish to attend the Annual Meeting in person, we request that you register in advance with our Investor Relations department either by email at IR@AGNC.com or by telephone at (301) 968-9300. Attendance at the Annual Meeting will be limited to persons presenting proof of stock ownership on the record date and picture identification. If you hold shares directly in your name as the stockholder of record, proof of ownership could include a copy of your account statement or a copy of your stock certificate(s). If you hold shares through an intermediary, such as a broker, bank, or other nominee, proof of stock ownership could include a proxy from your broker, bank, or other nominee or a copy of your brokerage or bank account statement.

15.	HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

In order for us to conduct the Annual Meeting, holders representing a majority of our outstanding shares of common stock entitled to vote as of the close of business on the record date must be present in person or by proxy at the meeting. This is referred to as a quorum. Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in person or if you properly return a proxy by internet, telephone or mail.

Abstentions and broker non-votes will be considered present for the purpose of determining whether a quorum is present.

OTHER MATTERS

The Board of Directors does not intend to bring other matters before the Annual Meeting except items incidental to the conduct of the meeting. However, on all other matters properly brought before the meeting, or any postponement or adjournment thereof, by the Board of Directors or others, the persons named as proxies in the accompanying proxy card, or their substitutes, will vote in accordance with their discretion.

AGNC INVESTMENT CORP. – Proxy Statement    71

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 19, 2018.

Vote by Internet
• Go to www.investorvote.com/agnc
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals —	The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR

Proposals 2, 3, and 4.	+

1.	Election of Directors:

		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Gary D. Kain	☐	☐	☐	02 - Morris A. Davis	☐	☐	☐	03 - Larry K. Harvey	☐	☐	☐

	04 - Prue B. Larocca	☐	☐	☐	05 - Paul E. Mullings	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Approval of the amendment to our Amended and Restated Certificate of Incorporation to increase the total authorized number of shares of common stock from 600,000,000 to 900,000,000.	☐	☐	☐	3.	Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐

		For	Against	Abstain
4.	Ratification of appointment of Ernst & Young LLP as our independent public accountant for the year ending December 31, 2018.	☐	☐	☐

The proxies are authorized to vote in their discretion on any matter that may properly come before said meeting or any postponement or adjournment thereof.

B	Authorized Signatures —	This section must be completed for your vote to be counted — PLEASE SIGN HERE
AND RETURN PROMPTLY.

Please sign exactly as your name appears on your stock certificate. If registered in the names of two or more persons, each person should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.

Date (mm/dd/yyyy) — Please print date

below.

/ /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

Proxy — AGNC Investment Corp.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE

2018 ANNUAL MEETING OF STOCKHOLDERS OF AGNC INVESTMENT CORP.

TO BE HELD ON APRIL 19, 2018.

The undersigned hereby appoints Peter J. Federico and Kenneth L. Pollack and each of them, as proxies, with full power of substitution, to vote all shares of common stock of the undersigned as shown below on this proxy at the Annual Meeting of Stockholders to be held at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, on Thursday, April 19, 2018, at 9:00 a.m. Eastern Time, and any postponement or adjournment or thereof.

This proxy is revocable and your shares of common stock will be voted in accordance with your instructions. If no choice is specified, this proxy will be voted FOR the election of all nominees for Director and FOR Proposals 2, 3, and 4.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

C	Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

∎	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+